Net Multi-Tenant Laboratory    3545 Cray/Mirati - Page 1

LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made this 22nd day of August, 2019, between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building:	3545 Cray Court, San Diego, California

Premises:
That certain portion of the Building containing approximately 64,108 rentable square feet (“RSF”), consisting of (i) the entire second floor of the Building containing approximately 50,132 rentable square feet, and (ii) that portion of the first floor of the Building commonly known as Suite 4, containing approximately 13,976 RSF (the “First Floor Premises”), all as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$60.00 per RSF of the Premises per year, subject to adjustment pursuant to Section 4 hereof.
Rentable Area of Premises: 64,108 RSF
Rentable Area of Project: 118,225 RSF
Tenant’s Share of Operating Expenses: 54.22%
Security Deposit: $320,540.00
Target Commencement Date: September 21, 2020
Rent Adjustment Percentage: 3%

Base Term:
Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Commencement Date. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.
Landlord’s Notice Address before September 1, 2019:    Landlord’s Notice Address on or after September 1, 2019:
385 E. Colorado Boulevard, Suite 299    26 North Euclid Avenue
Pasadena, CA 91101    Pasadena, CA 91101
Attention: Corporate Secretary    Attention: Corporate Secretary
Address for Rent Payment:
ARE-SD Region No. 38, LLC
P. O. Box 944439
Cleveland, OH 44194-4439
Wiring Instructions for Rent Payment:

Account Name:
ARE-SD Region No. 38, LLC Restricted account FBO U.S. Bank National Association, as Trustee for the Registered Holders of Morgan Stanley Bank of America, Merrill Lynch Trust 2013-C7, Commercial Mortgage Pass-Through Certificates, Series 2013-C7

Account No:	329681186089

ABA No:	021300077

Name of Bank:	KeyBank, N.A.

Attention:	Selena Yagi and Timmy Huynh (626) 578-0777
Tenant’s Notice Address    Tenant’s Notice Address
Prior to the Commencement Date:    Following the Commencement Date:
9363 Towne Centre Drive, Suite 200    3545 Cray Court
San Diego, California 92121    La Jolla, CA 92121
Attention: Chief Operating Officer    Attention: Chief Operating Officer
With a copy to:    With a copy to:
9363 Towne Centre Drive, Suite 200    3545 Cray Court
San Diego, California 92121    La Jolla, CA 92121
Attention: Perry Johnston, Vice President, Legal    Attention: Perry Johnston, Vice President, Legal
The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE

[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

[X] EXHIBIT G - MAINTENANCE OBLIGATIONS	[X] EXHIBIT H - CONTROL AREAS

[X] EXHIBIT I - RESERVED PARKING	[X] EXHIBIT J - SIGNAGE

[X] EXHIBIT K - FIRST FLOOR SPACE PLAN	[X] EXHIBIT L - LOWER LEVEL SPACE PLAN
[X] EXHIBIT M - STORAGE/SHIPPING AND RECEIVING
1.Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” The Common Areas shall include, but not be limited to, all common driveways, sidewalks, parking areas and walkways located at the Project. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use, materially adversely affect Tenant’s access to or from the Premises, or reduce the number of parking spaces available for Tenant’s use other than on a temporary basis. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building, the parking areas serving the Building, and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.
Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord acknowledge and agree that the effectiveness of this Lease shall be subject to the following condition precedent (“Condition Precedent”) having been satisfied: Landlord shall have obtained the consent to this Lease from the lender that currently holds a mortgage secured by the Project. If the Condition Precedent is not satisfied on or before the date that is 60 days after the mutual execution and delivery of this Lease by the parties, Landlord shall notify Tenant, this Lease shall automatically terminate and: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent actually delivered by Tenant shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of the Condition Precedent to be satisfied.
2.    Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed and in broom clean condition (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure delays (provided that such date may not be extended more than 60 additional days as a result of Force Majeure delays) and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent actually delivered by Tenant shall be returned to Tenant shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.
The “Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Premises to Tenant; and (ii) the date Landlord could have Delivered the Premises but for Tenant Delays. Upon request of Landlord, Tenant shall (absent manifest error) execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.
Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Premises for a period of 60 days prior to the Commencement Date for Tenant’s installation and setup of cabling, furniture, fixtures and equipment (“FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.
For the period of 365 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also be entitled to the benefit of any warranties issued to Landlord in connection with the Tenant Improvements.
Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.
Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.
3.    Rent.
(a)    Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, by electronic transfer to Landlord or at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is not in Default (as defined in Section 20) under this Lease, Tenant shall not be required to pay Base Rent with respect to the Premises for the period commencing on the 1st day of the second full calendar month of the Base Term through the expiration of the 8th full calendar month of the Base Term (the “Abatement Period”). Tenant shall commence paying Base Rent with respect to the entire Premises on the day immediately following the expiration of the Abatement Period.(or
(b)    Additional Rent. In addition to Base Rent, commencing on the Commencement Date, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.    Base Rent Adjustments.
(a)    Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Commencement Date (of, if the Commencement Date occurred on a day other than the 1st day of a calendar month, then on each annual anniversary of the 1st day of the first full calendar month immediately following the Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
(b)    TI Allowance. Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Excess TI Costs Allowance (as defined in the Work Letter). Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Excess TI Costs Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Excess TI Costs Allowance or any portion(s) thereof. Notwithstanding anything to the contrary contained herein, Tenant may, at Tenant’s sole election, accelerate or prepay all or any portion of the outstanding and unamortized portion of the Excess TI Costs Allowance that was actually funded by Landlord in full at any time without penalty, in which event the amortizing payments shall be appropriately adjusted. Any of the Excess TI Costs Allowance and applicable interest remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.
5.    Operating Expense Payments. Landlord shall deliver to Tenant a reasonably detailed written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, (i) Taxes (as defined in Section 9), (ii) capital repairs, replacements and improvements amortized over the lesser of 10 years and the useful life of such capital repairs, replacements and improvements, (iii) the cost of any common area amenities at the Project, if any (including, without limitation, any subsidies which Landlord may provide in connection with such common area amenities), and (iv) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided that during the Abatement Period, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period)), excluding only:
(a)    the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;
(b)    capital expenditures for expansion or reconfiguration of the Project;
(c)    interest, principal or any other payments under any Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;
(d)    depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses (and as amortized pursuant to this Section 5);
(e)    advertising, marketing, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(f)    legal and other expenses incurred in the negotiation or enforcement of leases;
(g)    completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(h)    costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(i)    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Project) to the operation, management, maintenance or repair of the Project;
(j)    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(k)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(l)    costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(m)    penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(n)    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(o)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(p)    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(q)    transaction costs incurred in the sale or refinancing of the Project;
(r)    items and services which Landlord offers selectively to one or more tenants of the Project (not including Tenant) without reimbursement;
(s)    costs of repairs directly resulting from the gross negligence or willful misconduct of Landlord or any Landlord Insured Parties (as defined in Section 17);
(t)    any costs incurred to remove, study, test or remediate Hazardous Materials known to exist in or about the Building or the Project prior to the Commencement Date (provided, however, that the foregoing is in no event intended to limit Tenant’s obligations under Section 28 or Section 30 of this Lease);
(u)    the cost of installing or upgrading any utility metering for any part of the Project;
(v)    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and
(w)    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.
(x)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(y)    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(z)    costs incurred in the sale or refinancing of the Project;
(aa)    franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(bb)    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;
(cc)    reserves;
(dd)    a property management fee in excess of 3% of Base Rent (Tenant acknowledges and agrees that wages for Landlord’s (or its affiliates) employees including, without limitation, property manager and bookkeeping wages, payroll for engineers, and any rent paid for the engineering office are not included within the scope of the 3% management fee and may be passed through as part of Operating Expenses subject to the terms of this Section 5); and
(ee)    any capital repairs, replacements and improvements except to the extent as amortized in accordance with clause (ii) above, except that Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) including, without limitation, solar arrays (the “Energy Savings Costs”) shall be amortized over a period of years equal to the lesser of (A) the useful life of such capital items or (B) the quotient of (i) the Energy Savings Costs divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.
Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be entitled to collect Operating Expenses from the tenants of the Project in excess of 100% of the total Operating Expenses actually incurred or accrued by Landlord nor shall Landlord be entitled to make any profit from Landlord’s collection of Operating Expenses. Notwithstanding anything to the contrary contained herein, (A) if Tenant’s Share of any insurance deductible payable by Tenant to Landlord as part of Operating Expenses under this Lease exceeds $25,000, Tenant may, at Tenant’s option, pay the same to Landlord (i) in full at the time the deductible expense is incurred by Landlord or (ii) fully amortized (with interest) in equal monthly installments over the remaining Term and (B) all Operating Expenses accounting shall be generally consistently applied from year to year.
Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.
The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.
“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring after the date hereof. Landlord and Tenant agree that the rentable square footage of the Premises shall not be subject to re-measurement by either party during the Term. If Landlord has a reasonable basis for doing so, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
Following the first year after the Commencement Date, that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) shall, during the Base Term, be increased by no more than 5% per year. Such limitation of 5% per year on increases shall be cumulative year to year, so that if in any year the increase in cumulative Operating Expenses is more or less than 5%, then the difference between 5% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 5% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 5% compounded annually since the beginning of the Term. “Controllable Operating Expenses” shall mean those Project Operating Expenses for which increases are reasonably within the control of Landlord, and shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, collectively bargained union wages, electricity and other utilities. There shall be no limitation on the amount of increase from year to year on Project Operating Expenses which are not Controllable Operating Expenses.
6.    Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by Silicon Valley Bank or another FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 business days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit in accordance with the terms of this Lease, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.
If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
7.    Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Landlord hereby acknowledges that the use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the Commencement Date will not result in the voidance of or an increased insurance risk with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.
Landlord shall be responsible, at Landlord’s sole cost and expense (but subject to the terms of the Work Letter regarding Excess TI Costs) and not as an Operating Expense, for the compliance of the Premises and the Common Areas of the Project with applicable Legal Requirements (including the ADA) as of the Commencement Date, but regardless of when such lack of compliance is discovered. Subject to the terms of the immediately preceding sentence, following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations. In no event shall Tenant’s Alterations include the Tenant Improvements (as defined in the Work Letter) constructed pursuant to the Work Letter. Notwithstanding any other provision herein to the contrary (other than the first sentence of this paragraph), Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations.
Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.    Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly Base Rent shall be equal to 150% of the Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over beyond the date that is 30 days after the expiration or earlier termination of the Term, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.    Taxes. Landlord shall pay, as part of Operating Expenses (except to the extent the cost thereof is expressly excluded from Operating Expenses pursuant to Section 5 hereof), all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after Tenant’s receipt of demand therefor from Landlord.
10.    Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right to use 160 parking spaces, which parking spaces shall be located in those areas designated for non-reserved parking, subject in each case to Landlord’s reasonable rules and regulations (which rules and regulations shall be enforced in a nondiscriminatory manner). Landlord may allocate parking spaces among Tenant and other tenants of the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Tenant shall have the right, at Tenant’s sole cost, to stencil up to 15 of the 160 parking spaces allocated to Tenant as reserved for visitor parking or Tenant use in the location shown on Exhibit I attached hereto. In addition, subject to the provisions of this Section 10, Tenant shall entitled to use 2.5 non-reserved parking space for each 1,000 RSF of additional space in the Building leased by Tenant from Landlord pursuant to Section 39 below. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.
Subject to compliance with Legal Requirements, Landlord shall, at Landlord’s cost and expense, install, and, as part of Operating Expenses, power and maintain, 8 electric vehicle charging stations in the parking areas of the Project, which shall be available on a non-reserved basis. Landlord shall use its reasonable good faith efforts to complete the installation of such vehicle charging stations within 3 months after the Commencement Date.
11.    Utilities, Services.
Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Commencing on the Commencement Date, Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Commencing on the Commencement Date, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises.
Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date (as of the Commencement Date the emergency generator(s) serving the Building have an anticipated total capacity of 1,250kW), and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. Landlord shall, at least once per quarter as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.
Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.
Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.
Subject to Tenant complying with all of the provisions of this Lease including without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s reasonable rules and regulations (which rules and regulations shall be enforced in a non-discriminatory manner), Tenant shall have the right to install an emergency generator of a size and wattage reasonably acceptable to Landlord (the “Emergency Generator”) in a location reasonably acceptable to Landlord and Tenant (collectively, the “Generator Area”). Tenant shall have all of the obligations under this Lease with respect to the Generator Area as though the Generator Area were part of the Premises. The number of parking spaces available to Tenant under this Lease shall be reduced by the number of parking spaces impacted by the Generator Area, if any. All such improvements to the Generator Area shall be of a design and type and with screening and landscaping acceptable to Landlord, in Landlord’s reasonable discretion. Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove any such Emergency Generator installed by Tenant at the expiration or earlier termination of the Term. If the Emergency Generator is removed by Tenant, Tenant will restore the Generator Area to its original use and condition. Notwithstanding anything to the contrary contained herein, Tenant shall surrender the Generator Area free of any debris and trash and free of any Hazardous Materials upon the expiration or earlier termination of the Term. Landlord shall have no obligation to make any repairs or improvements to the Emergency Generator or the Generator Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises.
12.    Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Except with respect to Notice-Only Alterations, Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration for which “as-built” plans are available.
Except for Tenant’s Property (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.
For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing (which agreement shall not be unreasonably withheld, conditioned or delayed) to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.
Except as otherwise provided in Section 42, Tenant shall not be required to remove or restore the Tenant Improvements (as defined in the Work Letter) at the expiration or earlier termination of this Lease, nor shall Tenant have the right to remove any of the Tenant Improvements at any time except as otherwise provided in this Section 12.
13.    Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof or pursuant to the fourth paragraph of Section 2 of this Lease), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant 2 business days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to coordinate any planned stoppages of Building Systems with Tenant to minimize interference with Tenant’s operations in the Premises during any such planned stoppages of Building Systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.    Tenant’s Repairs. Subject to Section 13 hereof (and except as otherwise expressly set forth in the fourth paragraph of Section 2 of this Lease), Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.
Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the maintenance and repair obligations for the Premises shall be allocated between Landlord and Tenant as set forth on Exhibit G attached hereto. The maintenance obligations allocated to Tenant pursuant to Exhibit G (the “Tenant Maintenance Obligations”) shall be performed by Tenant at Tenant’s sole cost and expense. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall, during any period that Tenant is responsible for the Tenant Maintenance Obligations, continue, as part of Operating Expenses (except as otherwise expressly excluded from Operating Expenses pursuant to Section 5), to be responsible, as provided in Section 13, for capital repairs and replacements required to be made to the Project. If Tenant fails to maintain any portion of the Premises for which Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease, Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume the Tenant Maintenance Obligations if Tenant does not cure Tenant’s failure within 10 business days after receipt of such notice (unless the nature of such repair or maintenance is such that longer than 10 business days is reasonably required to cure, in which case Tenant shall have additional time so long as Tenant is diligently pursuing such cure).
15.    Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.    Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or the a breach or default by Tenant in the performance of any of its obligations hereunder, unless to the extent caused by the willful misconduct or gross negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.
17.    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies regardless of limits). Tenant shall (i) provide Landlord with 30 days’ advance written notice of cancellation of such commercial general liability policy, and (ii) require Tenant’s insurer to endeavor to provide 10 days’ advance written notice of cancellation of such commercial general liability policy. Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy; provided, however, that such per location endorsement shall not be required for so long as the Premises is the only location in which Tenant is conducting business. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.
In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.
18.    Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 45 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 60 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 60 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.
Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, any repairs or restoration Tenant wishes to have performed that are not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable (as reasonably determined by Tenant) for the temporary conduct of Tenant’s business for the Permitted Use. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.
The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.
19.    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.    Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)    Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)    Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.
(c)    Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under this Lease as they come due.
(d)    Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)    Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant’s receipt of notice of any such lien is filed against the Premises.
(f)    Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)    Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.
(h)    Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord’s notice.
21.    Landlord’s Remedies.
(a)    Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)    Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)    Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)    Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;
(ii)    Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(B)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(iii)    Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)    Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)    Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(d)    Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.
22.    Assignment and Subletting.
(a)    General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.
(b)    Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as hereinafter defined), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting, which approval shall not be unreasonably withheld, conditioned or delayed), (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project (and Landlord has other available space for lease at the Project); (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless Tenant is prohibited from providing such notice by confidentiality or Legal Requirements in which case Tenant shall notify Landlord promptly thereafter) but without obtaining Landlord’s prior written consent (and without triggering any Assignment Termination), to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if, following such assignment, the Tenant under this Lease is an entity other than Mirati Therapeutics, Inc., a Delaware corporation, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
(c)    Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)    that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)    A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)    No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, marketing expenses, legal costs, tenant improvement allowances, and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)    No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)    Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.    Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s actual knowledge. there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.    Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.    Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable nondiscriminatory rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If at any time there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.    Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate nondisturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
Landlord agrees to use reasonable efforts to cause the Holder of the existing Mortgage to enter into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder's fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA requested by Tenant. Landlord's failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.
28.    Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (i.e., for all of the same uses permitted at the Project prior to the date of this Lease) (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional nonproprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.
If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.
Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
29.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.    Environmental Requirements.
(a)    Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this Lease shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)    Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become known to or possessed by Tenant’s competitors.
(c)    Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)    Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such nonproprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, nonconfidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing (for which Tenant is responsible under this Section 30) in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)    Control Areas. Tenant shall have the use of (i) 100% of the control areas located on the 2nd floor of the Building, and (ii) 33% of control area 1 on the 1st floor of the Building, all as shown on Exhibit H attached hereto. For the avoidance of doubt, except as otherwise provided in the immediately following paragraph, Tenant shall not have rights with respect to any other control areas at the Project.
If the Premises is expanded pursuant to Section 39, then Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the expanded portion of the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant's pro rata share of any control areas or zones located within the expanded portion of the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant's premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant's pro rata share of such control area would be 20%.
(f)    Underground Tanks. Tenant shall have no right to use or install any underground or other storage tanks at the Project.
(g)    Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Section 30 (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(h)    Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.    Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.
32.    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating that the Project is available for sale and/or, during the last year of the Term, stating that the Premises are available to let. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or materially, adversely affects Tenant’s occupancy of or access to or from the Premises, or, other than on a temporary basis, materially, adversely affects Tenant’s parking rights under Section 10, other than on a temporary basis. Notwithstanding the foregoing, if at any time during the Term Tenant does not have access to at least 85% of their parking spaces for more than 14 days, then Landlord, at Landlord’s cost, shall implement a parking efficiency program (such as valet parking, or off-site parking with shuttle access if more than a 5 minute walk from the Project) in order to address such shortage. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to have a representative of Tenant escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate by prior written notice to Landlord certain limited areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with 10 days' prior written notice of the specific date and time of such Landlord inspection.
Subject to the terms of this Section 32, Landlord may from time to time during the Term, during regular business hours and/or otherwise at times mutually acceptable to Landlord and Tenant, conduct third party tours of the Premises (“Tours”), which Tours may be held with not less than 1 business day’s advance notice.
33.    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.    Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).
35.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.    Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
37.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.    Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises (other than as expressly required by Legal Requirements). Interior signs on doors and the directory signage shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.
Tenant shall also have the non-exclusive right to display, at Tenant’s cost and expense, a sign bearing Tenant’s name and/or logo (i) at a location on the Building top (“Building Sign”) as more particularly shown on Exhibit J attached hereto, and (ii) on the monument sign serving the Building (the “Monument Sign”) as more particularly shown on Exhibit J attached hereto. Tenant shall be entitled to its pro rata share of available Building signage and Monument Sign. Subject to the foregoing, Tenant acknowledges and agrees that Tenant’s Building Sign and Tenant’s Monument Sign and all other signage of Tenant, including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld, conditioned or delayed provided it is consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s Building Sign and Tenant’s signage on the Monument Sign, for the removal of Tenant’s Building Sign and Tenant’s signage on the Monument Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.
39.    Rights to Expand.
(a)    Expansion on the First Floor. Subject to the terms of this Section 39(a), each time through June 30, 2020 (“First Floor Expansion Expiration Date”) that Landlord intends to accept a bona fide written proposal (a “Pending Deal”) to lease all or any portion of the First Floor Expansion Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal. Subject to the other provisions of this Section 39, in no event shall Landlord enter into any lease with respect to any of the First Floor Expansion Space on or before the First Floor Expansion Expiration Date without having delivered to Tenant the Pending Deal Notice and without having given Tenant its First Floor Expansion Right. For purposes of this Section 39(a), “First Floor Expansion Space” shall mean any space on the first floor of the Building other than the First Floor Premises. For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 39(a) with respect to all of the space described in the Pending Deal Notice (which may include all or a portion of the Lower Level ROFR Space (as hereinafter defined)), in addition to the First Floor Expansion Space that is described in the Pending Deal Notice, which additional space shall be deemed to be included as part of the First Floor Expansion Space (the “Identified Space”). Tenant shall have 5 business days following delivery of the Pending Deal Notice to deliver to Landlord written notification of Tenant’s election to expand the Premises to include the Identified Space (“Pending Deal Exercise Notice”). In addition, Tenant may, at its election, at any time prior to the earlier of the First Floor Expansion Expiration Date and Landlord’s delivery of a Pending Deal Notice, deliver to Landlord written notification of Tenant’s election to expand the Premises to include the entire First Floor Expansion Space (“Expansion Exercise Notice”), in which event “Identified Space” shall mean the entire First Floor Expansion Space (plus any Lower Level Expansion Space identified in the Pending Deal Notice, if applicable). Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Identified Space pursuant to this Section 39(a), and to lease the entire First Floor Expansion Space pursuant to an Expansion Exercise Notice, is hereinafter referred to as the “First Floor Expansion Right.” If Tenant timely delivers a Pending Deal Exercise Notice or an Expansion Exercise Notice to Landlord, then Tenant shall be entitled to lease such Identified Space on the same terms and conditions as this Lease, except that the terms of this Lease shall be modified as follows: (a) the “Identified Space Commencement Date” shall be the date that Landlord delivers the Identified Space to Tenant with the Identified Space Tenant Improvements substantially completed; (b) commencing on the Identified Space Commencement Date, the definition of Premises shall be amended to include the Identified Space; (c) commencing on the Identified Space Commencement Date, Tenant shall pay Base Rent per rentable square foot of the Identified Space at the same rate that Tenant is then paying on a per rentable square foot basis with respect to the original Premises; (d) Tenant shall commence paying Operating Expenses with respect to the Identified Space on the Identified Space Commencement Date; (e) commencing on the Identified Space Commencement Date, Tenant’s Share of Operating Expenses shall be proportionately adjusted; and (f) Landlord shall construct spec improvements in the First Floor Expansion Space (“Identified Space Tenant Improvements”) generally consistent with the space plan attached hereto as Exhibit K (that include comparable quality and finishes to the original Premises under this Lease) or, if applicable, improvements consistent with other improvements in the First Floor Expansion Premises identified in the Pending Deal Notice or otherwise negotiated in connection with a Pending Deal, and, in any case, (i) neither the provisions of Section 4(b) above, nor the provisions of the Work Letter shall apply with respect to the leasing of the Identified Space, (ii) Tenant shall not be entitled to any tenant improvement allowance with respect to the Identified Space, and (iii) Tenant shall have no right to make any changes to the plans for the Identified Space Tenant Improvements. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, Tenant acknowledges and agrees that (i) if Tenant has waived its rights under this Section 39(a) (subject to the last sentence of this Section 39(a)) or the First Floor Expiration Date has occurred, and (ii) Landlord is negotiating a lease with a third party to lease all or any portion of the First Floor Expansion Space, the improvements constructed in the Identified Space may be other than the spec improvements reflected on Exhibit K. For the avoidance of doubt, the Term of this Lease with respect to the Identified Space shall terminate concurrently with the Term of this Lease with respect to the then-existing Premises. If Tenant fails to deliver a Pending Deal Exercise Notice to Landlord for the Identified Space within the required 5 business day period, or provided that Tenant failed to deliver an Expansion Exercise Notice prior to the delivery of the Pending Deal Notice, then Tenant shall be deemed to have waived its rights under this Section 39(a) to lease the Identified Space, and Landlord shall have the right to lease the Identified Space to the party subject to the Pending Deal (or an affiliate thereof) pursuant to the terms of the Pending Deal. Notwithstanding anything to the contrary contained herein, if Landlord fails to execute a lease for the Identified Space pursuant to a Pending Deal Notice within 4 months after the above-referenced 5 business day period, Tenant’s rights under this Section 39(a) shall be restored with respect to the next Pending Deal with respect to such Identified Space; provided, however, that in no event shall Tenant’s rights under this Section 39(a) survive beyond the First Floor Expansion Expiration Date.
(b)    Expansion on the Lower Level. Subject to the terms of this Section 39(b), after the date of this Lease and through the Base Term, each time that Landlord intends to accept a bona fide written proposal (the “Lower Level Pending Deal”) to lease all or a portion the Lower Level ROFR Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Lower Level Pending Deal Notice”) of the existence of such Lower Level Pending Deal and the material terms of such Lower Level Pending Deal. Subject to the other provisions of this Section 39, In no event shall Landlord enter into any lease with respect to any of the Lower Level ROFR Space on or before the expiration of the Base Term without having delivered to Tenant the Lower Level Pending Deal Notice and without having given Tenant its Lower Level Right of First Refusal (as defined below). For purposes of this Section 39(b), “Lower Level ROFR Space” shall mean all leasable space located on the lower level of the Building, which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 39(b) with respect to all of the space described in the Lower Level Pending Deal Notice, including, at Landlord’s option, any space in addition to the Lower Level ROFR Space that is described in the Lower Level Pending Deal Notice (which may include all or a portion of the First Floor Expansion Space), which additional space shall be deemed to be included as part of the Lower Level ROFR Space (the “Lower Level Identified Space”). Within 7 days after Tenant’s receipt of the Lower Level Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Lower Level Acceptance Notice”) if Tenant elects to lease the Lower Level Identified Space. Tenant’s right to receive the Lower Pending Deal Notice and election to lease or not lease the Lower Level Identified Space pursuant to this Section 39(b) is hereinafter referred to as the “Lower Level Right of First Refusal.” If Tenant elects to lease the Lower Level Identified Space described in the Lower Level Pending Deal Notice by delivering the Lower Level Acceptance Notice within the required 7 day period, Tenant shall be deemed to agree to expand the Premises to include the Lower Level Identified Space and to lease the Lower Level Identified Space on the same general terms and conditions as this Lease except that the terms of this Lease shall be modified to reflect the terms of the Lower Level Pending Deal Notice for the rental of the Lower Level Identified Space. Tenant acknowledges that the term of this Lease with respect to the Lower Level Identified Space and the Term of this Lease with respect to the existing Premises may not be co-terminous. Notwithstanding anything to the contrary contained herein, in no event shall the Work Letter apply to the Lower Level Identified Space. If Tenant fails to deliver a Lower Level Acceptance Notice to Landlord within the required 7 day period, Tenant shall be deemed to have waived its rights under this Section 39(b) with respect to the Lower Level Identified Space pursuant to the Lower Level Pending Deal Notice in question and Landlord shall have the right to lease the Lower Level Identified Space to the third party subject to the Lower Level Pending Deal (or to an affiliate of such third party) (each, a “Lower Level Pending Deal Party”) on substantially the same business terms and conditions set forth in the Lower Level Pending Deal Notice (but in no event on materially more favorable economic terms (i.e., net effective rent more than 5% less than the amount offered to Tenant) to the Lower Level Pending Deal Party than as set forth in the Lower Level Pending Deal Notice without sending a new Lower Level Pending Deal Notice and giving to Tenant its Lower Level Right of First Refusal). Notwithstanding anything to the contrary contained herein, Tenant’s rights under this Section 39(b) shall terminate and be of no further force or effect after the date that is 12 months prior to the expiration of the Base Term if Tenant has not exercised its first Extension Right (as defined in Section 40 below) pursuant to the terms of Section 40.
Notwithstanding anything to the contrary contained in this Section 39(b), if Tenant delivers a Lower Level Acceptance Notice to Landlord on or before June 30, 2020, then, rather than leasing the Lower Level Identified Space subject to the Lower Level Pending Deal, Tenant shall be entitled to lease such Lower Level Identified Space on the same terms and conditions as this Lease, except that the terms of this Lease shall be modified as follows: (a) the “Lower Level Identified Space Commencement Date” shall be the date that is the earlier of when Landlord delivers the Lower Level Identified Space to Tenant with the Lower Level Identified Space Tenant Improvements (as hereinafter defined) substantially completed or when Landlord could have delivered the Lower Level Identified Space to Tenant with the Lower Level Identified Space Tenant Improvements substantially completed but for delays caused by Tenant; (b) commencing on the Lower Level Identified Space Commencement Date, the definition of Premises shall be amended to include the Lower Level Identified Space; (c) commencing on the Lower Level Identified Space Commencement Date, Tenant shall pay Base Rent per rentable square foot of the Lower Level Identified Space at the same rate that Tenant is then paying on a per rentable square foot basis with respect to the original Premises; (d) commencing on the Lower Level Identified Space Commencement Date, Tenant shall commence paying Operating Expenses with respect to the Lower Level Identified Space on the Lower Level ROFR Space Commencement Date; (e) commencing on the Lower Level Identified Space Commencement Date, Tenant’s Share of Operating Expenses shall be proportionately adjusted, and (f) Landlord shall construct spec improvements in the Lower Level ROFR Space (“Lower Level Identified Space Tenant Improvements”) generally consistent with the space plan attached hereto as Exhibit L (that include comparable quality and finishes to the original Premises under this Lease) or, if applicable, improvements consistent with other improvements in the Lower Level ROFR Space identified in the Lower Level Pending Deal Notice or otherwise negotiated in connection with a Lower Level Pending Deal, and, in any case, (i) neither the provisions of Section 4(b) above, nor the provisions of the Work Letter shall apply with respect to the leasing of the Lower Level Identified Space, (ii) Tenant shall not be entitled to any tenant improvement allowance with respect to the Lower Level Identified Space, and (iii) Tenant shall have no right to make any changes to the plans for the Lower Level Identified Space Tenant Improvements. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, Tenant acknowledges and agrees that (i) if Tenant has waived its rights under this Section 39(b), and (ii) Landlord is negotiating a lease with a third party to lease all or any portion of Lower Level ROFR Space, the improvements constructed in the Identified Space Identified Space may be other than the spec improvements reflected on Exhibit L.
(c)    Amended Lease. If: (i) Tenant fails to timely an Exercise Notice or Lower Level Acceptance Notice, as applicable, or (ii) after the expiration of a period of 30 days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s Lease of the Identified Space or the Lower Level Identified Space, as applicable, no lease amendment for the Identified Space or the Lower Level Identified Space, as applicable, acceptable to both parties each in their reasonable discretion, has been executed, Tenant shall be deemed to have forever waived its right to lease the Identified Space or the Lower Level Identified Space, as applicable. Landlord and Tenant agree to use reasonable good faith efforts to negotiate and finalize any such lease amendment for Identified Space within the timeframe set forth in this paragraph.
(d)    Exceptions. Notwithstanding the above, the First Floor Expansion Right and the Lower Level Right of First Refusal, respectively, shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:
(i)    during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)    if Tenant has been in Default (beyond any applicable notice a cure periods) under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right or Right of First Refusal, as applicable.
(e)    Termination. The First Floor Expansion Right and Lower Level Right of First Refusal, respectively, shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the First Floor Expansion Right or the Lower Level Right of First Refusal, if, after such exercise, but prior to the commencement date of the lease of such Identified Space or the Lower Level Identified Space, as applicable, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has defaulted (beyond applicable notice and cure periods) 3 or more times during the period from the date of the exercise of the Expansion Right or Right of First Refusal, as applicable, to the date of the commencement of the lease of the Identified Space or the Lower Level Identified Space, as applicable, whether or not such Defaults are cured.
(f)    Rights Personal. The First Floor Expansion Right and Lower Level Right of First Refusal are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned (without Landlord’s consent) in connection with any Permitted Assignment of this Lease.
(g)    No Extensions. The period of time within which the First Floor Expansion Right or the Lower Level Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the First Floor Expansion Right or Lower Level Right of First Refusal.
40.    Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)    Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease or the expiration of the first Extension Term.
Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Torrey Pines submarket of San Diego for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, the Alexandria Regional Amenities (as defined in Section 41 below), age of the Building, age of mechanical systems serving the Premises, parking costs, leasing commissions, allowances or concessions, if any. In addition, Landlord may impose a market rent for the parking rights provided hereunder.
If, on or before the date which is 240 days prior to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the applicable Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.
(b)    Arbitration.
(i)    Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)    The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)    An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)    Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.
(d)    Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)    during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)    if Tenant has been in Default (beyond any applicable notice a cure periods) under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)    No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(f)    Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
41.    Regional Amenities.
(a)    Generally. Located at project commonly known as 10996 Torreyana Road, San Diego, California (“The Alexandria”), which is owned by an affiliate of Landlord (“The Alexandria Landlord”), are certain amenities which include, without limitation, shared conference facilities (the “The Alexandria Shared Conference Facilities”), a fitness center and restaurant (collectively, the “The Alexandria Amenities”). Located at the project commonly known as 10290 Campus Point and 10300 Campus Point Drive, San Diego, California (collectively, the “Campus Point Project”), which is owned by another affiliate or affiliates of Landlord (collectively, the “Campus Point Landlord”), are certain amenities which include, without limitation, shared conference facilities (the “Campus Point Shared Conference Facilities”), a fitness center and restaurant (collectively, the “Campus Point Amenities”). The Alexandria Shared Conference Facilities and the Campus Point Shared Conference Facilities may be collectively referred to herein as the “Shared Conference Facilities.” The Alexandria Amenities and the Campus Point Amenities may be collectively referred to herein as the “Alexandria Regional Amenities.” The Alexandria Regional Amenities are available for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of The Alexandria Landlord and the Campus Point Landlord, (e) The Alexandria Landlord, (f) other affiliates of Landlord, The Alexandria Landlord, the Campus Point Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (g) the tenants of such other affiliates of Landlord, The Alexandria Landlord, the Campus Point Landlord and ARE, and (h) any other parties permitted by The Alexandria Landlord and Campus Point Landlord (collectively, “Users”). Landlord, The Alexandria Landlord, Campus Point Landlord, ARE, and all affiliates of Landlord, The Alexandria Landlord, Campus Point Landlord and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) The Alexandria Landlord shall have the right, at the sole discretion of The Alexandria Landlord, to not make The Alexandria Amenities available for use by some or all currently contemplated Users (including Tenant), and Campus Point Landlord shall have the right, at the sole discretion of Campus Point Landlord, to not make the Campus Point Amenities available for use by some or all currently contemplated Users (including Tenant). The Alexandria Landlord and Campus Point Landlord shall have the sole right to determine all matters related to The Alexandria Amenities and the Campus Point Amenities, respectively, including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of The Alexandria Amenities or the Campus Point Amenities, respectively, and/or to revise, expand or discontinue any of the services (if any) provided in connection with The Alexandria Amenities or the Campus Point Amenities, respectively. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the Alexandria Regional Amenities and that Tenant is not entering into this Lease relying on the continued availability of the Alexandria Regional Amenities to Tenant.
(b)    License. Commencing on the Commencement Date, and so long as The Alexandria, the Campus Point Project and the Project continue to be owned by affiliates of ARE, Tenant (and, subject to Landlord’s approval, which may be granted or withheld in Landlord’s reasonable discretion with respect to each prospective subtenant, the subtenants of Tenant) shall have the non-exclusive right to the use of the available Alexandria Regional Amenities in common with other Users pursuant to the terms of this Section 40. Fitness center passes shall be issued to Tenant for all full time employees of Tenant employed at the Premises. Commencing on the Commencement Date, Tenant shall commence paying Landlord a fixed fee during the Base Term equal to $2.16 per RSF of the Premises per year (“Amenities Fee”), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Alexandria Regional Amenities. The Amenities Fee shall be increased annually on each anniversary of the Commencement Date by 3%. If all of the Amenities at The Alexandria become materially unavailable for use by Tenant (for any reason other than a Default by Tenant under this Lease or the default by Tenant of any agreement(s) relating to the use of the Amenities by Tenant) for a period in excess of 90 consecutive days, then, commencing on the date that the Amenities in their entirety become materially unavailable for use by Tenant and continuing for the period that the Amenities in their entirety remain materially unavailable for use by Tenant, the Amenities Fee then-currently payable by Tenant shall be abated
(c)    Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities and restaurants at The Alexandria and the Campus Point Project shall be in common with other Users with scheduling procedures reasonably determined by The Alexandria Landlord or the Campus Point Landlord, as applicable, or The Alexandria Landlord’s or Campus Point Landlord’s then designated event operator (each, an “Event Operator”). Tenant’s use of the Shared Conference Facilities shall be subject to the payment by Tenant to The Alexandria Landlord or the Campus Point Landlord, as applicable, of a fee equal to The Alexandria Landlord’s or Campus Point Landlord’s, as applicable, quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant’s scheduling. Tenant’s use of the conference rooms in the Shared Conference Facilities shall be subject to availability and The Alexandria Landlord and Campus Point Landlord, as applicable, (or, if applicable, the applicable Event Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that (i) Biocom/San Diego, a California nonprofit corporation (“Biocom”) has the right to reserve the Alexandria Shared Conference Facilities and any reservable dining area(s) included within The Alexandria Amenities for up to 50% of the time that The Alexandria Shared Conference Facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) Illumina, Inc., a Delaware corporation, has the exclusive use of the main conference room within The Alexandria Shared Conference Facilities for up to 4 days per calendar month.
Tenant shall be required to use the food service operator designated by The Alexandria Landlord at The Alexandria and the food service operator designated by the Campus Point Landlord at the Campus Point Project (as applicable, the “Designated Food and Beverage Operator”) for any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities. As of the date of this Lease, the Designated Food and Beverage Operator at The Alexandria is The Farmer and the Seahorse and the Designated Food and Beverage Operator at the Campus Point Project is Stellar Bleu. The Alexandria Landlord and the Campus Point Landlord have the right, in their sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities.
Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.” Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing The Alexandria Landlord, the Campus Point Landlord or Landlord, as applicable, for all costs expended by The Alexandria Landlord, the Campus Point Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Alexandria Regional Amenities, The Alexandria or the Campus Point Project caused by Tenant or any Tenant Related Party. The provisions of this Section 40(c) shall survive the expiration or earlier termination of this Lease.
(d)    Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at The Alexandria or the Campus Point Project. Tenant shall use the Alexandria Regional Amenities (including, without limitation, The Alexandria Shared Conference Facilities and the Campus Point Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by The Alexandria Landlord or the Campus Point Landlord, respectively, or Landlord from time to time and in a manner that will not interfere with the rights of other Users. The use of the Alexandria Regional Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by The Alexandria Landlord, the Campus Point Landlord or any operator of the Alexandria Regional Amenities, as applicable, to be executed by all persons wishing to use such Alexandria Regional Amenities. Neither The Alexandria Landlord, the Campus Point Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Alexandria Regional Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to any of the Alexandria Regional Amenities, The Alexandria or the Campus Point Project.
Tenant acknowledges and agrees that The Alexandria Landlord and the Campus Point Landlord, shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Alexandria Regional Amenities at The Alexandria or the Campus Point Project, respectively, and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Alexandria Regional Amenities.
(e)    Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on The Alexandria or the Campus Point Project. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the use by Tenant and/or any Tenant Parties of the Alexandria Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria of the Campus Point Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Alexandria Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria and/or the Campus Point Project, except, in each case, to the extent caused by the willful misconduct or gross negligence of any ARE Party. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Alexandria Regional Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto The Alexandria and/or the Campus Point Project, except to the extent caused by the willful misconduct or negligence of any ARE Party. The provisions of this Section 40 shall survive the expiration or earlier termination of this Lease.
(f)    Insurance. As of the Commencement Date, Tenant shall cause The Alexandria Landlord and the Campus Point Landlord to be named as additional insureds under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.
42.    Early Termination Right. Tenant shall have the right, subject to the provisions of this Section 42, to terminate this Lease (“Termination Right”) with respect to the entire Premises only on the last day of the 84th full calendar month after the Commencement Date (“Early Termination Date”), so long as Tenant delivers to Landlord a written notice (“Termination Notice”), of its election to exercise its Termination Right no less than 9 months in advance of the Early Termination Date. If Tenant elects to terminate this Lease as of the Early Termination Date, Tenant shall be required to restore the Premises to the condition reflected in space plans attached to the Work Letter as Schedule 1 (the “Restoration”); provided, however, that Tenant shall not be required to expend more than Three Million Nine Hundred Thousand Dollars ($3,900,000) in connection with such Restoration, including, without limitation, hard and soft costs and a commercially reasonable construction management fee. Tenant may elect, upon its delivery of its Termination Notice to Landlord, to have an affiliate of Landlord provide project management services with respect to the Restoration; provided, however, that Tenant will be required to enter into the contracts with the architect, if applicable, and general contractor in connection with the Restoration which contracts shall be in form and content reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord may elect, in Landlord’s sole and absolute discretion, within a reasonable period following Tenant’s delivery of a Termination Notice to Landlord, to have Tenant pay the amount of Three Million Nine Hundred Thousand Dollars ($3,900,000) to Landlord in lieu of performing the Restoration. Notwithstanding anything to the contrary contained herein, if Tenant leases any space from Landlord pursuant to the provisions of Section 39 then Tenant’s Termination Right shall automatically terminate and the provisions of this Section 42 shall have no further force or effect.
If Tenant timely and properly exercises the Termination Right and performs the Restoration prior to the Early Termination Date or makes the payment in lieu of the Restoration as provided in the immediately preceding paragraph, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease after the Early Termination Date except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.
43.    Miscellaneous.
(a)    Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)    Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)    Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company”, then the foregoing requirements of this Section 43(c) shall not apply.
(d)    Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(e)    Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)    Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)    Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)    Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)    OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)    Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)    Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)    Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation:  (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project, provided, however, in no event may Landlord make any changes to the Building or, other than on a temporary basis, reduce the number of parking spaces available to Tenant. Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.
(p)    Discontinued Use. If, at any time following the Rent Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 120 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.
(q)    Nonrecurring Payments. If a time frame for the payment by Tenant of a nonrecurring charge, cost or expense payable by Tenant pursuant to this Lease is not set forth in this Lease, such nonrecurring charge, cost or expense shall be due within 30 days after Landlord’s delivery to Tenant of written demand therefor.
(r)    EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant’s written request to install, at Tenant’s sole cost and expense, 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable nondiscriminatory requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.
(s)    California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.
(t)    Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(u)    Bridge. Landlord shall use reasonable good faith efforts to substantially complete the Bridge (as defined in the Work Letter) on or before the date that is 18 months after the Commencement Date (as such date may be delayed by Force Majeure or delays caused by Tenant, the “Target Bridge Completion Date”). Notwithstanding the foregoing, Tenant acknowledges that (i) Landlord does not currently have the governmental approvals necessary for the development and construction of the Bridge, and (ii) Landlord shall have no obligation to commence the design or construction of the Bridge prior to Landlord obtaining the governmental approvals (including, without, limitation, the building entitlements) necessary for the development of Bridge. If, despite Landlord’s good faith reasonable efforts, Landlord fails to substantially complete the construction of the Bridge on or before the Target Bridge Completion Date, then the initial Base Rent payable under this Lease shall be reduced by $3.00 per RSF of the Premises per year (prorated for any partial year) until the Bridge is substantially completed.
(v)    HazMat Storage Shed. Notwithstanding anything to the contrary contained in the Lease, commencing on the Commencement Date, Tenant shall have the exclusive right to use that portion of the Hazardous Materials storage shed described on Exhibit M attached hereto (“HazMat Storage Shed”), for the storage of Tenant’s Hazardous Materials (not including flammable materials, which may in no event be stored in the HazMat Storage Shed). Tenant shall have all of the obligations under the Lease with respect to the HazMat Storage Shed as though the HazMat Storage Shed were part of the Premises, excluding the obligation to pay additional Base Rent and Operating Expenses. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Shed. Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Shed and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Shed of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Shed at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease. In accordance with and subject to the terms of Section 7 hereof, Landlord shall be responsible, at Landlord’s sole cost and expense and not as an Operating Expense, for the compliance of the HazMat Storage Shed with applicable Legal Requirements (including the ADA) as of the Commencement Date, but regardless of when such lack of compliance is discovered.
(w)    Storage Room. Commencing on the Commencement Date, Tenant shall have the exclusive right to use a storage room consisting of approximately 347 rentable square described on Exhibit M (“Storage Room”) for the storage of Tenant’s property and for no other use or purpose. Tenant may not store any Hazardous Materials in the Storage Room. Tenant shall have all of the obligations under the Lease with respect to the Storage Room as though the Storage Room were part of the Premises, excluding the obligation to pay additional Base Rent and Operating Expenses. Landlord shall have no obligation to make any repairs or other improvements to the Storage Room and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to Storage Room of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the Storage Room at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease. In accordance with and subject to the terms of Section 7 hereof, Landlord shall be responsible, at Landlord’s sole cost and expense and not as an Operating Expense, for the compliance of the Storage Room with applicable Legal Requirements (including the ADA) as of the Commencement Date, but regardless of when such lack of compliance is discovered.
(x)    Shipping and Receiving. Commencing on the Commencement Date, Tenant shall have the exclusive right to use the shipping and receiving area known as Cage Room #1 located within the common shipping and receive area, as described on Exhibit M (“Shipping and Receiving Area”) for the shipping and receiving of Tenant’s packages and for no other use or purpose. Tenant may not store or use any Hazardous Materials in the Shipping and Receiving Area. Tenant shall have all of the obligations under the Lease with respect to the Shipping and Receiving as though the Shipping Area were part of the Premises, excluding the obligation to pay additional Base Rent and Operating Expenses. Landlord shall have no obligation to make any repairs or other improvements to the Shipping and Receiving Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to Shipping and Receiving Area of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the Shipping and Receiving Area at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease. In accordance with and subject to the terms of Section 7 hereof, Landlord shall be responsible, at Landlord’s sole cost and expense and not as an Operating Expense, for the compliance of the Shipping and Receiving Area with applicable Legal Requirements (including the ADA) as of the Commencement Date, but regardless of when such lack of compliance is discovered.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
TENANT:
MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Jamie. A. Donadio
Its: Chief Financial Officer

LANDLORD:
ARE-SD REGION NO. 38, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
        a Maryland corporation,
        general partner
By: /s/ Gary Dean
Its: Senior Vice President
RE Legal Affairs
EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

SPECTRUM V- MIRATI THERAPEUTICS
13 AUGUST 2019
MAIN LEVEL FLOOR PLAN
SCALE: N/A

0 5 10 20 40
MIRATI SUITE - MAIN FLOOR

ALEXANDRIA.
DGA

SPECTRUM V- MIRATI THERAPEUTICS

UPPER LEVEL FLOOR PLAN

13 AUGUST 2019

SCALE: N/A

0 5 10 20 40

ALEXANDRIA

DGA

EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

EXHIBIT C TO LEASE
WORK LETTER
THIS WORK LETTER dated August __, 2019 (this “Work Letter”) is made and entered into by and between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated August __, 2019 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
1.General Requirements.
(a)    Tenant’s Authorized Representative. Tenant designates Jamie Donadio (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
(b)    Landlord’s Authorized Representative. Landlord designates Michael D’Ambrosia and Christopher Clement (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
(c)    Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Dowler Gruman Architects shall be the architect (the “TI Architect”) for the Tenant Improvements.
2.    Tenant Improvements.
(a)    Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. The Tenant Improvement shall include, without limitation the following improvements as reflected on the Space Plans and/or the TI Specifications: (i) upgrading of the flooring, paint and lighting throughout the Tenant Improvement including the replacement of the light bulbs with LED fixtures, (b) upgrading the landscaping near the main entrance of the Building, (c) the construction/renovation of offices, conference rooms, second (2nd) floor kitchen and laboratory, and (d) expansion of an existing patio with additional hardscape and a covered 2-story volume. Other than Landlord’s Work (as defined in Section 3(a)) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. The contemplated schedule of critical dates for the Tenant Improvements is attached hereto as Schedule 5 (the “Schedule”).
(b)    Tenant’s Space Plans. The plan prepared by the TI Architect attached hereto as Schedule 1 (the “Space Plans”) and the basis of design and minimum required tenant improvement specifications for the Tenant Improvements attached hereto as Schedule 2 and, to the extent applicable, described on the Responsibility Matrix attached hereto as Schedule 4 (collectively, the “TI Specifications”) have been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plans or the TI Specifications constitute a Change Request the cost of which changes shall be paid for by Tenant. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of Tenant’s requested changes.
(c)    Schematic Drawings. Landlord shall cause the Architect, in line with time periods provided for on the Schedule to deliver to Tenant schematic drawings for the Tenant Improvements (the “Schematic Drawings”). Not more than 5 days thereafter, Tenant shall deliver to Landlord and the Architect the written objections, questions or comments of Tenant with regard to the applicable Schematic Drawings; provided, however, that Tenant may not disapprove any matter that is consistent with the applicable Space Plans without submitting a Change Request. Landlord shall cause the applicable Schematic Drawings to be revised to address such written comments and shall resubmit said drawings to Tenant for approval within 5 days thereafter. Such process shall continue until Landlord and Tenant have approved the applicable Schematic Drawings. The failure (other than as a result of Landlord’s failure to (i) deliver the Schematic Drawings within the time period provided above or (ii) timely respond to Tenant) to complete the Schematic Drawings for the Tenant Improvements in compliance with the Schedule shall constitute a Tenant Delay. Any disputes regarding the applicable Schematic Drawings shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the Schematic Drawings is consistent with the applicable Space Plans, Tenant shall approve such Schematic Drawings submitted by Architect, unless Tenant submits a Change Request.
(d)    Design Development Drawings. After Landlord and Tenant have approved the applicable Schematic Drawings, Landlord shall cause the Architect, in line with time periods provided for in the Schedule, to deliver to Tenant preliminary permit set plans and specifications for development of the Tenant Improvements (the “Design Development Drawings”). Tenant shall be solely responsible for ensuring that the applicable Design Development Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the Design Development Drawings to Landlord not later than 5 days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the applicable Schematic Drawings without submitting a Change Request. Landlord and the Architect shall consider all such comments in good faith and shall, within 5 days after receipt, notify Tenant how Landlord proposes to respond to such comments and Landlord will submit revised applicable Design Development Drawings reflecting Tenant’s comments and Landlord’s response to such comments; provided, however, that Landlord will not be required to consider any comments which are not consistent with the applicable Schematic Drawings unless Tenant submits a Change Request. The failure (other than as a result of Landlord’s failure to (i) deliver the applicable Design Development Drawings within the time period provided above or (ii) timely respond to Tenant) to complete the Design Development Drawings for the Design Development Drawings for the Tenant Improvements in compliance with the Schedule shall constitute a Tenant Delay. Any disputes regarding the applicable Design Development Drawings shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the applicable Design Development Drawings is consistent with the applicable Schematic Drawings, Tenant shall approve the Design Development Drawings submitted by Architect, unless Tenant submits a Change Request.
(e)    Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans and the TI Specifications. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plans and TI Specifications without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans and TI Specifications, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).
(f)    Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the Excess TI Costs Allowance (as defined in Section 5(c) below) or otherwise paid for by Tenant, and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
3.    Performance of Landlord’s Work.
(a)    Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean (i) the work of constructing the Tenant Improvements, (ii) the renovation of the base, shell and core of the Building consistent with the renderings and basis of design attached hereto as Schedule 3, and (iii) the renovation of the Common Areas of the Project also as shown on Schedule 3, including renovating the central plant and related site work reflected on Schedule 3, and, to the extent applicable, described on the Responsibility Matrix attached hereto as Schedule 4. Subject to the terms of the Lease, Landlord shall construct a bridge connection between the Building and either that certain building commonly known as Spectrum II or a to-be-constructed building to be known as Spectrum III, as reasonably determined by Landlord (the “Bridge”), which Bridge shall be constructed at Landlord’s sole cost and expense. Notwithstanding anything to the contrary contained herein, in no event shall construction of the Bridge (or failure to construct the Bridge) be considered part of the definition of Landlord’s Work including, without limitation, for purposes of determining Substantial Completion or Delivery of the Premises.
The reference in the Responsibility Matrix attached hereto as Schedule 4 to (x) “Provided by Landlord at Landlord Cost” refers to work that will be paid for by Landlord, (y) “Provided by Tenant at Tenant’s Cost or Excess TI Allowance” refers to work that will be paid for, at Tenant’s option, either out-of-pocket by Tenant or, to extent there are remaining undisbursed funds available, out of the Excess TI Costs Allowance and (z) “Provided by Landlord as part of Tenant Improvements” refers to work that will be paid for by Landlord.
Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. This includes securing county approval of San Diego Regional Hazardous Material Questionnaire which Tenant shall be required to obtain.
(b)    Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable by Landlord. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.
(c)    Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.
(d)    Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.
(e)    Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises, respectively, shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers) with respect to the Premises, (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements with respect to the Premises, or (iii) any claim that Landlord’s Work in the Premises was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant in the Premises, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. If the contractor fails to remedy such Construction Defect within a reasonable time, Landlord shall use its reasonable efforts to remedy the Construction Defect within a reasonable period.
Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant (or payable out of the Excess TI Costs Allowance). Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.
(f)    Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):
(i)    Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;
(ii)    Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;
(iii)    Construction of any Change Requests;
(iv)    Tenant’s request for materials, finishes or installations requiring unusually long lead times;
(v)    Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;
(vi)    Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;
(vii)    Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or
(viii)    Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.
If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.
4.    Changes. Any changes requested by Tenant to the Tenant Improvements shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.
(a)    Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the Excess TI Costs Allowance (or otherwise payable by Tenant) to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.
(b)    Implementation of Changes. If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.
5.    Costs.
(a)    TI Costs. Landlord shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Construction Drawings, the Space Plans and TI Specifications and Landlord’s out-of-pocket expenses (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay for any furniture, appliances, personal property or other non-Building system materials or equipment, including, but not limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(b)    Excess TI Costs. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have no responsibility for any costs arising from or related to Tenant’s changes to the Space Plan, TI Specifications or TI Construction Drawings, Tenant Delays, the cost of Changes and Change Requests (collectively, “Excess TI Costs”). Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the Excess TI Costs. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.
(c)    Excess TI Costs Allowance. Landlord shall provide to Tenant an “Excess TI Costs Allowance” in the maximum amount of $35.00 per RSF of the Premises which shall, to the extent used, result in Additional Rent as set forth in Section 4(b) of the Lease. The Excess Costs Allowance may be used only for the payment of Excess TI Costs.
(d)    Allowance. Landlord shall make available to Tenant an allowance of up to $3.00 per RSF of the Premises (the “Allowance”) for the costs of Tenant’s cabling, Tenant’s signage and the cost of other items reasonably acceptable to Landlord (“Acceptable Items”). Landlord shall reimburse Tenant for the actual reasonable cost of Acceptable Items within 30 days after Tenant’s delivery to Landlord of invoices and other evidence reasonably requested by Landlord reflecting the actual reasonable costs incurred by Tenant for such Acceptable Items. The Allowance shall only be available for use by Tenant for costs incurred by Tenant for Acceptable Items during the period commencing on the execution date of the Lease through the date that is 90 days after the Commencement Date (such period, the “Allowance Reimbursement Period”). Any portion of the Allowance with respect to which Landlord has not received an invoice (and/or other evidence reasonably requested by Landlord) within 90 days after the Allowance Reimbursement Period for costs incurred during the Allowance Reimbursement Period shall be forfeited and shall not be available for use by Tenant.
6.    Tenant Access.
(a)    Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Premises (i) 60 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.
(b)    No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.
(c)    No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.
7.    Miscellaneous.
(a)    Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.
(b)    Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)    No Default Funding. In no event shall Landlord have any obligation to fund any portion of the TI Allowance or to perform any Landlord’s Work during any period that Tenant is in Default under the Lease.

Schedule 1

Space Plans

Schedule 2

TI Specifications
The below is intended to convey what the Landlord is solely responsible for with respect to improving the Building. For avoidance of doubt, the Landlord will pay for all of the improvements as contemplated herein in addition to selecting and engaging the general contractor.

State and Local Code Compliance
Design and construction shall conform to all Federal, State and Local building codes and ordinances to include but not limited to the most current version of the following documents:
CA Mechanical Code
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

ARCHITECTURAL

Interior Partitions	3-5/8” studs typical, gauge and spacing as required by code, and Type X, 5/8” drywall
Standard interior partitions penetrate ceiling grid 6”
Full height partitions to underside of structure where sound/security requirements occur. Restroom walls, conference rooms and private offices will have full height partitions to underside of structure with batt insulation within the wall cavity.
Fire rated assemblies, full height, tunnel and shaft wall construction per code
Backing required in any walls where casework, appliances, equipment or fixtures will be mounted
Coordinate with structural engineer to determine any specialty requirements for heavy loads
Smooth drywall finish to Level 4 with latex paint throughout office and lab space (Provide Level 5 finish at wall proposed WC locations and walls with dark accent paint.) Chemical storage and glass wash to be cleanable paint surfaces.

Glazing	Full height interior glazing at office fronts. Height 10’-0” unless existing condition prohibits.
Full height interior but glazed wall between lab and office to the greatest extent possible. Height 10’-0” unless existing condition prohibits.

Insulation	Batt insulation within wall cavity as required

Doors, Frames & Hardware
Offices/ General Use Areas
Interior conference and office assemblies to be 3’ x 8’ minimum wood doors with aluminum knockdown frames by Wilson Partitions or equivalent
Restroom doors to be 3’x8’ minimum solid wood core with aluminum knockdown frames by Wilson Partitions or equivalent
Lever style, heavy duty, satin aluminum hardware with components and ratings per code
Keying to be compatible with Landlord master system

Lab/ Lab Support/ Equipment/ Storage Areas
Door Assemblies are 3’ x 8‘or 3’-6” x 8’ wood stained doors vision lites. Lever style, heavy duty, satin aluminum cylindrical passage lockset hardware
Include components and ratings as required by code
Keying to be compatible with Landlord’s master system

Ceiling System
Open Office
Exposed structure. Painted throughout including all exposed utilities and ducts.
Private Office Areas
Ceiling height to be 10’0” unless existing condition prohibits
T-Bar suspension installation per code, utilize BERC clips in lieu of 2” wall angle
Armstrong XL 2’ x 2’, 15/16” exposed T-Grid, white
Armstrong 2’ x 2’ acoustic tile, Dune 1775NF with beveled tegular edge, white
Conference and Meeting Rooms
Drywall hard lid with acoustical ceiling or wall treatment

Lab Areas
Ceiling height to be 9’6” unless existing condition prohibits
Armstrong XL 2’ x 4’, 15/16” exposed T-grid, white
Armstrong or equivalent 2’ x 4’ vinyl clad, white

Lab Support/Equipment and Storage Areas
Armstrong XL 2’ x 4’, 15/16” exposed T-grid, white
Armstrong or equivalent 2’ x 4’ vinyl clad, white

Window Covering
MechoShade Systems or Equal roller shades up to height of proposed spandrel glass, manual controls

Cabinetry
Construction designation APA C-D plugged with exterior glue, 3/4" thick or 3/4" high-pressure particle board for break rooms, copy/work rooms and conference rooms
Solid surface countertops and splashes shall be constructed in accordance with WIC Manual of Millwork, “Custom” grade
Countertops at break area to be solid surface
Soft self-closing hinges with vertical, horizontal and depth adjustment
Adjustable shelf standards, full extension, heavy-duty drawer glides

Lab casework shall be fixed metal or plastic laminate with phenolic resin countertops Trespa or equal.

Floor Covering
Office and Admin Areas
Monterey or equal, overview multi-level loop pattern with 4” rubber base or finished and polished concrete, where applicable. Moisture barrier, as required
Lab/ Lab Support/ Equipment/ Storage Areas
Vinyl Composition Tile, Armstrong or equivalent, 12” x12” x 1/8” with 4” rubber coved base

Shipping/Receiving
Sealed concrete with 4” rubber base

Lobby Entry
Polished concrete or large format porcelain tile

Restrooms
Floors and wet walls to be finished with porcelain tile (60” AFF on wet walls), vinyl wall covering or epoxy paint above tile and on non-wet walls, solid surface or stone slab countertops with full coverage laminate aprons, privacy type plastic laminate toilet partitions 6” above floor finish, stainless steel Bobrick accessories, drywall ceilings with recessed lights and cove lighting above toilets, urinals and mirrors

Specialty Equipment
Environmentally controlled cold room with insulated raised floor.

FIRE PROTECTION

Fire Sprinkler	Spacing and number of heads to comply with recommendations of NFPA 13 for type of occupancy

Fire Extinguisher	Quantity required by code

Fire Alarm	All devices required by code

PLUMBING

All work shall be in strict conformance with the following codes & standards
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

Principal Systems to be	Sanitary sewer drain, waste & vent - all spaces above ground level drain by gravity to the public sewer

Included in the Design    Compressed gasses (CA, VAC, RO/DI, N2)
RO/DI loop to/from RO/DI point of connection at shaft riser.
Water systems ICW, IHW, DCW, and DHW
Localized instantaneous electric domestic hot water heaters serve lavatories and sinks
Condensate drain piping runs from the HVAC units to the nearest indirect waste receptor (max. 60" AFF) or janitor sink
All drain piping from HVAC equipment and plumbing equipment to nearest indirect waste receptor or janitor sink

Materials        Soil, waste and vent above ground: service-weight, no-hub cast-iron pipe and fittings.
Industrial waste and vent piping above ground to be plenum rated polypropylene DWV.
Water and condensate drain piping above ground: Type 'L" hard-drawn copper type, ASTM B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated per T-24 requirements.
Indirect drains: Type "M" copper fittings, ANSI B16.22, solder joint type. Insulate with Manville Micro-Lok 650AP
Specialty gas piping shall be type L copper, silver brazed
Deionized water: Schedule 40 polypropylene with socket fused joints

Plumbing Fixtures	Lab sink: 25 in. x 22 in. x 12 in. deep stainless steel sink
Emergency Shower/Eyewash: Water Saver Faucet Co. Model SSBF2150 or equivalent (no tempered water unless required by code)
Break room to have double compartment stainless steel sinks or scratch resistant composite Silgranit or equal.
Water closets: ADA compliant, handicap-height, vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve
Urinal: ADA compliant, wall hung, vitreous china, low-flush urinal with flushometer
Lavatory: vitreous china, wall hung lavatory with a single temperature-metering faucet
Faucet: infra-red sensor control faucet on 120 v power
Service Sink: corner model, terrazzo mop service basin with vacuum breaker faucet

Drains	Floor Drains: Cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar
Floor Sinks: Cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

HVAC

All work shall be in strict conformance with the following codes and standards
CA Mechanical Code
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

Office Areas
Provide variable air volume terminals with hot water reheat coils. Office areas will be provided with 100% outside air from basement mounted air handlers. Each zone will have an independent thermostat connected to the building BMS.

Lab Areas
Basement mounted 100% OSA packaged unit air handlers with moisture eliminators and 95% efficient filtration. Temperature control by hot water reheat zones served by a hot water heating boiler equipped with a HW pump. Exhaust fans to be utility type roof mounted. Controls to be a DDC BMS system. Structural upgrades, as needed, to support weight of new equipment

Server/IT Room	Dedicated ductless split system

Environmental Design     The following criteria will be used for sizing the heating and cooling systems:
Conditions
Indoor Conditions for Air Conditioned Area:
Offices, Labs    72∞F dB ± 3∞F dB, No Humidity Control
Electrical, Telecom, Storage Typical of office space unless equipment requires a more specifically controlled environment

Ventilation Air         Outdoor air for ventilation per ASHRAE Standard 62-1989
For laboratory areas provide 100% outside air. The following minimum air change requirements are recommended:

1.	Lab Area 8 AC/Hr

Energy Use &         The Energy Efficiency Standard, Title 24, to be used to set the minimum
Conservation        performance requirements of the installation

Ceiling Registers    Ceiling diffusers with perforated face with frame style compatible with the type of
& Diffusers         ceiling used
            Surface mounted diffusers require gaskets to prevent leakage
Supply diffusers, Titus-PMC or equal.
Linear diffusers for all hard lid areas with exception of the vivarium. Specialty diffusers by area as required

Duct Work	Exposed rigid ductwork to be provided at open ceiling areas.
Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specs A-525. Zinc-coating to be of the "Commercial" class
Ductwork shall be installed in strict accordance with the latest SMACNA guidelines and shall also adhere to the latest State and Federal seismic requirements
Install flexible ducts as needed at concealed areas only in a fully extended condition free of sags and kinks, using minimum length required for connection. Flexible duct suspended on 36" centers with a min 3/4" wide flat banding material where horizontal support is required. Joints and connections to be made in accordance with Underwriters Laboratories, Inc. Connect to rigid sheet metal with min 1/2" wide collar positively clamped and secured with screws or other approved fastening

Lab Equipment	Fume hood including the following utilities: Lab Vacuum, Compressed Air, Nitrogen.
All other equipment, including non-ducted bio safety cabinets, to be provided by Tenant

ELECTRICAL

All work shall be in strict conformance with the following codes and standards
NFPA 70 National Electrical Code
NFPA 101 Life Safety Code
BOCA Building Codes
IES - Illuminating Engineering Society of North America

Distribution	Suite metering section and distribution from the main SDG&E electrical room.
.
Feeders shall be copper conductors (Type THHN or THW) routed in electro metallic tubing, (EMT), polyvinylchloride (PVC) conduit, or rigid galvanized steel (RGS) conduit. EMT shall be used in all indoor, concealed locations where the feeder is protected from damage or weather
Feeders shall be sized according to the singleline diagram in the construction documents
Feeders shall be rack-mounted in accessible ceiling spaces or routed below grade under the slab

Existing emergency generator provided.

1.	Conduit and Wire

a.	Branch circuits for all power circuits serving office and convenience outlets, control power, etc. to be nominally sized as 120V 20A

b.	Branch circuits for lighting circuits to be either 277V 20A unless specifically indicated otherwise

c.	All area branch circuit conductors to be copper and routed in metal conduit

d.	Branch circuiting to individual offices shall be (3) #12AWG (two ‘hot’ and one neutral) plus (1) #12 green ground wire forming a two dedicated 120V 20A 3- wire circuits

e.	Each office to include (3) duplex receptacles, and (1) ring and string location

f.
One large conference room and three small conference rooms to include (1) floor box each with conduit and ring and string run to Tenant-provided AV devices. All hands large conference room to include (2) floor boxes with conduit and ring and string to Tenant-provided devices

2. Electrical Devices

a.	Electrical devices including receptacles and switches shall be rated according to the load served

b.	Electrical devices shall be white Decora Style with white thermoplastic cover plates

c.	Cover plates for receptacles and junction boxes shall be labeled indicating the circuit and panelboard from which the device is fed

d.	All floor furniture feeds shall be flush type, no power poles to be installed
3. Lighting Systems

a.	Fixtures shall be suitable for the application including the ability to provide egress illumination where required

b.	Fixtures shall meet U.L. requirements and selection and placement of fixtures shall comply with ADA requirements

c.	All lighting fixtures shall operate at 277V unless specifically noted otherwise

d.	Lab and private offices to have direct/indirect pendant style fixtures or recessed direct/indirect light fixtures. Landlord reserves the right to determine use and location of either style of fixture

e.	Open office to receive lighting suitable for application

f.	Exit Lights – Lithonia LRP, Green on clear, 120/277, EL N
4. Lighting Control Systems

a.	Lighting control compliant with Title 24 requirements including over-ride control for automatically shutting the lights off at prescribed periods of time

b.	Control zones to include perimeter areas for daylit spaces, skylit areas, and interior areas
Telephone & Data

1.	MPOE room modifications are included in the Tenant Improvement scope of work. Provide (x2) 4” conduits from MPOE to tenant MDF for future tenant fiber.

2.
All telephone and data infrastructure, cabling and equipment not required by Code are excluded from the Tenant Improvement project scope of work. All efforts related to this scope, including payment, by Tenant

3.	In high-bay areas, access control and other cabling to be housed in appropriate trays

4.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

Access Control

1.	All access control infrastructure and equipment not required by Code is excluded from the Tenant Improvement scope of work. All efforts related to this scope, including payment, by Tenant

2.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

Security

1.	All security infrastructure and equipment not required by Code is excluded from the Tenant Improvement project scope of work. All efforts related to this scope, including payment, by Tenant

2.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

FURNITURE & EQUIPMENT

1.
Furniture and equipment not required by code is excluded from the Tenant Improvement scope of work. More specifically, this also assumes the Tenant will pay for its own audio visual equipment and any mobile, un-affixed casework.

Schedule 3

Renderings, Basis of Design
BASE BUILDING IMPROVEMENTS
The below is intended to convey what the Landlord is solely responsible for with respect to improving the Building. For avoidance of doubt, the Landlord will pay for all of the improvements as contemplated herein in addition to selecting and engaging the general contractor.
Project Scope Description

1.	Shell: Complete re-skin of exterior envelope. Creation of new 2-story southeast covered amenity patio.

2.	Site: Site hardscape and softscape improvements to accommodate new arrival sequence.

3.
Interior: New elevator core. New feature egress stair and refurbishment of north egress stairwell. Amenity build out on middle level to include lobby, restroom core, and conference center. Lower level will include common locker/shower facility with bike storage.

4.	Sustainability: No Core & Shell USGBC LEED certification.

5.	General: Landlord is responsible for securing applicable permits and approvals required for the Base Building. Work completed to be compliant with 2016 California Building Code requirements.
Sitework

1.	Perimeter sidewalk, curb ramps, and curb cut brought into ADA compliance.

2.	Existing exterior Hazmat Shed to remain

3.	Screening of existing Central Utility Plant

4.	Storm Water Management – Compliance with current code requirements.

5.	Site Utilities – Tie into existing as required. See plumbing, telephone/data and electrical.

6.	Trash Enclosure – Provide enclosure within the existing parking garage.

7.	Existing loading area at grade with raised slab/dock leveler to remain.

8.
Domestic Water Hose Bib Connections – Hose bib locations provided on roof and site as deemed necessary by Landlord for maintenance and convenience. Existing hose bib locations to be used where possible.

Landscaping

1.
Planting – New landscaping for arrival sequence. Minimum tree size to be 24” box plant size. Shrubs and succulents to be between 5 & 15 gallons. Automated irrigation system consisting of drip/bubblers provide. Tie into existing infrastructure where possible.

2.	Hardscape – New lobby drop off.

3.	New decomposed granite pathway to right of way with exterior lighting.

4.	Decorative gravel provided on lower level roof.
Structure

1.	Construction Type – Type IIB (2016 CBC) – Type II 1-HR. Fully Sprinkled (1994 CBC - 1994 UBC With CA Amendments)

2.	Slab of Grade – 5” Concrete w/ #3 @ 18” O.C. each way. Vapor Barrier provided between (x2) layers of 2” sand over compacted subgrade.

3.	Typical Elevated Deck – 3” 19 Gauge Metal Deck w/ 2-1/2” LT. WT. Conc. Fill w/ Fibermesh. 1-hour assembly. Acts as horizontal control area separation.

4.	Roof Assembly – 1-1/2” 20 Gauge Metal Deck (no fill)

5.	Structural Grid – Steel framed building @ 21’-0” O.C. in the short direction. 40’-0” in the long span with a center bay of 48’-0”.

6.	Seismic Force System – Steel lateral brace frame

7.	Foundation – Continuous spread footing at all exterior walls and columns. Grade beams at lateral brace frames.

8.	Floor to Floor – 14’-6” from lower level to middle/main level, 14’-6” from middle/main level to upper level, 14’-0” from upper level to Top of Parapet Roofing
Exterior

1.	Exterior Glazing System

a.	Unitized aluminum curtainwall system with interior and exterior sealant with backer rod on all joints.

b.	High performance Low-E 1” Insulated Glazing Unit

c.	Back-painted spandrel glass with decorative frit pattern

d.	Medium stile aluminum glass doors at typical exterior locations.

e.	Main entrance doors to be narrow stile aluminum or full glass entrance doors.

f.	Oversized opening at conference amenity on middle level. Multi-slide or garage roll-up door.

2.	Perimeter CMU walls

a.	Overlay existing CMU walls with cementitious smooth steel trowel coat at walls that engage with building enclosure.

b.	Perimeter site CMU walls to be sealed and painted.

3.	Signage

a.	New standard monument sign at driveway entry. Not illuminated.

b.	Code required signage.
Common Areas

1.	Upper Level – N/A full floor tenant suite

2.	Middle Level Amenity

a.	New interior lobby with open feature egress stair.

b.	New Conferencing Center

c.	Common restroom core

d.	2-story covered southeast exterior patio

3.	Lower Level Amenity

a.	Bike and surf board storage area.

b.	Shower and locker facility.

4.	Interior Exit Stairways

a.	Refresh paint and lighting in existing stairwell to remain.

b.	Feature egress stair to have feature glass or cable guardrail. Painted tube steel stringers with soffit on underside of stair risers and treads. Wood tread or equal material with painted steel riser.

5.	Elevators

a.	One 3500# passenger elevator @ 100 FPM.

b.	One 5000# freight/swing elevator @ 100 FPM. 4’-6” wide

c.	Both elevators will include an overall cab height of 9’-0” to achieve an 8’-0”+ clear cab height

d.	Satin stainless steel elevator doors and transoms with stainless steel door frames

e.	Finishes – standard cab floor, wall, and ceiling with recessed downlights

f.	Xypex or equal waterproofing at elevator pits.

g.	Access Control – proximity card reader conduit for security
Fire Protection

1.	NFPA 13 code compliant Fully Sprinkled building.

2.	Knox Box for fire service at main building entry.

3.	Fire service entrance including fire department connection, alarm valve, and flow protection.

4.	Primary distribution and sprinkler heads adequate to support ordinary hazard group 2 with upturned heads in shell spaces.

5.	Feature egress stair to include smoke draft curtain along with additional sprinkler head coverage.

6.	Control area fireproofing at underside of all occupied floor levels including primary structure.
Mechanical

1.	Wet Side of Central Utility Plant will include

2.	Supply Air Systems (Existing AHU’s to be refurbished and re-used):

a.
The supply air system feeding the labs shall be VAV with zonal reheat. The air-handling unit will be designed as heating-cooling, single duct, re-heat type to provide 100% outside air. Air handling units will be provided with multiple supply fans/motors for redundancy.

b.	Air Handler sizing is based on 8 air changes for the entire suite.

c.	The air to the Laboratories shall utilize 100% outside air.

d.	The air in the Office Areas shall be recirculated.

e.	The fume hood airflow rates will be sized for an average 100 FPM face velocity measured over the entire face with an 18 inch sash height.

f.	Smoke detectors shall be provided on all supply air systems over 2000 CFM.

g.	Emergency power will not be provided to support air system.

h.	Vertical supply air distribution provided.

3.	Exhaust Air Systems (Existing Exhaust Air Systems to be refurbished and re-used):

a.	Centrifugal in-line exhaust fans shall be provided with an integral backdraft damper that is AMCA certified in accordance with AMCA Standard 210.

4.	Heating Water Systems (Existing Boilers to remain)

a.
A central heating hot water system shall be provided with primary/secondary pumping. It shall be comprised of water tube Hydronic boilers with unit mounted primary pumps. Air separators, expansion tanks are existing to be reused if feasible. All associated heating hot water piping will be provided. The secondary pumps will be reused if determined to be in acceptable condition and appropriately sized.

b.	Vertical riser of HHW provided.

5.	Chilled Water System (Variable Volume Water Cooled)

a.
One central, chilled water system will serve the building. It shall be comprised of two existing 450 ton water cooled chillers, one relocated 150 ton water cooled chiller. Variable volume primary pumping shall be provided. Air separators, expansion tanks are existing.

b.	Vertical riser of CHW provided.

6.	Tower Water System

a.
One central cooling tower system installed in a central yard remote from thechillers will provide cooling water for the chillers condensers. Associated side stream filters and chemical treatment systems will be provided. Makeup water will first be softened to reduce dissolved solids reducing the amount of water consumption.

7.	Elevator machine room and ventilation systems.
Plumbing

1.	See plumbing ‘Basis of Design’ document from DEC Engineers.
Electrical

1.
Electrical Service – Provided with two SDG&E services with two pad mounted transformers on site. Service 1: 2,500 amperes @ 277/480-volt, 3-phase, 4-wire that serves the central utility plant. Service 2: 4,000 amperes @ 277/480-volt, 3-phase, 4-wire that serves the building

2.	Electrical Capacity – 45 watts per SF

3.	Emergency Power – Project is served by an existing (x1) 1,250 kW Kolher diesel generator

4.	Electrical Room – Existing to remain.

5.	Site Lighting –New pedestrian path lighting to right of way to be provided.
Fire Alarm

1.	Base expandable fire alarm system at elevators and sprinkler flow/tamper switches.
Telephone/Data

1.	Underground local service provider conduit to MPOE room. For copper and/or fiber optic service.

Security

1.	Card reader access at exterior door locations. Equipped with proximity readers for access control.

2.	Security Cameras at all four corners of building. Including additional security camera at 2-story southeast patio amenity.

3.	Elevators equipped with proximity card reader conduit.

BASIS OF DESIGN
Warm Shell
**3545 Cray Court**
Spectrum V
Date: 6/3/2019

# PLUMBING

## 1.1 APPLICABLE CODES, GUIDELINES AND STANDARDS

## 1.2 THE LATEST EDITION OF APPROVED YEAR OF THE FOLLOWING CODES, DESIGN GUIDELINES AND CONSTRUCTION STANDARDS WILL GOVERN THE DESIGN OF THE MECHANICAL SYSTEMS (WET AND DRY) AND ASSOCIATED SUPPORT SYSTEMS.

- CA Plumbing Code
- CA Building Code
- CA Fire Code
- Local Fire Department Regulations
- National Fire Protection Association
- All other Authorities Having Jurisdiction
- All water fixtures used in general office space including restrooms but not including Process Fixtures, shall exceed the minimum rating by 30% specified in the Energy Policy Act of 1992, in accordance with LEED calculations
- Adhesives shall comply: VOC content shall be less than the current VOC content limits of SCAQMD Rule #1168, AND all sealants used as fillers must meet to exceed the requirements of the South Coast Air Quality Management District Regulation 8, Rule 51

## 2.1 PIPED UTILITIES – MATERIAL DESCRIPTION

**2.2.1.** Domestic and Industrial cold water, hot water and hot water return.

A. Type L hard-drawn copper and wrought copper fittings. Joints shall be lead-free solder. Below ground piping shall be type "K" copper with silver brazed joints. All hot water supply piping shall be insulated with 1 inch thick fiberglass insulation for sizes up to 2 ½ inch size, 1 ½ inch thick for above 2 ½ inch size.

**2.2.2.** Sanitary Waste and Vent Systems.

A. Below Grade: Solid-wall Schedule 40 PVC pipe, ASTM D 2665, drain, waste and vent piping with PVC socket fittings.

B. Above Grade: No-hub cast iron pipe and fittings with stainless steel clamp and shield assemblies with elastomeric gaskets. Above ground exposed piping at building exterior and in finished areas shall be galvanized steel with threaded galvanized cast iron DWV fittings.

**2.2.3.** Industrial Waste and Vent Systems.

A. ASTM D4101 fire retardant polypropylene with DWV socket electro-fusion welded joints per ASTM D2657. Below ground piping and fittings shall be waste and vent piping system with heat fusion type joints.

**2.2.4.** Natural Gas Piping Systems.

A. For sizes 2 inches and smaller shall be Schedule 40 black steel with 300# WOG black banded malleable iron screwed fittings. For sizes 2 ½ inches and larger shall be Schedule 40 black steel pipe, ASTM A120, with standard tube-turn welded fittings. Piping and fittings exposed to weather shall be galvanized.

BASIS OF DESIGN
Warm Shell
**3545 Cray Court**
Spectrum V
Date: 6/3/2019

B. Below grade: PE piping and fittings conforming to ASTM D2513. Socket fusion type. Factory fabricated fittings.

2.2.5 Roof/Storm Water Piping Systems:

A. Below Grade: Solid-wall Schedule 40 PVC pipe, ASTM D 2665, drain, waste and vent piping with PVC socket fittings.

B. Above Grade: No-hub cast iron pipe and fittings with stainless steel clamp and shield assemblies with elastomeric gaskets. Above ground exposed piping at building exterior and in finished areas shall be galvanized steel with threaded galvanized cast iron DWV fittings

2.2.6 Purified Water (De-ionized) Water Systems.

A. Pigmented polypropylene piping and fittings with butt fusion welded joints. Valves shall be diaphragm type. Piping and fittings in return air plenums shall be 25/50 polyvinylidene fluoride (PVDF)..

2.2.7 Compressed Clean Dry Air.

A. Oxygen grade cleaned and capped type L hard-drawn copper tubing and wrought copper fittings with nitrogen purged brazed joints. Below ground piping shall be type "K" copper

2.2.8 Laboratory Vacuum Air.

A. Type L hard-drawn copper tubing with wrought copper fittings. Joint shall be lead free solder. Below ground piping shall be type "K" copper with silver brazed joints.

| | Copper Type "L" Lead Free Solder fittings | Copper Type "L" Silver Brazed Fittings | Copper Type "M" Solder Joint Fittings | Cast Iron No-Hub | Schedule 40 PVC Solvent Cement | Polypropylene Butt Fusion Welds | Schedule 40 Black Steel Piping |
|---|---|---|---|---|---|---|---|
| Domestic Water | **X** | | | | | | |
| Sanitary Waste | | | | **X (Above Grade)** | **X (Below Grade)** | | |
| Clean Dry Air | | **X** | | | | | |
| Laboratory Vacuum Air | | **X** | | | | | |
| Industrial Water | **X** | | | | | | |
| Industrial Waste & Vent | | | | | | **X** | |

## 2.3 PIPING/PLUMBING SYSTEMS DESCRIPTIONS

2.3.1 Domestic and Industrial Cold Water

A. The existing domestic cold-water piping system shall be evaluated and determine the size and condition for future use.
B. The entire existing piping system shall be purged and disinfected per AWWA C651 or AWWA C652.
C. There will be one stub-out at the riser for future connection.

BASIS OF DESIGN
Warm Shell
**3545 Cray Court**
Spectrum V
Date: 6/3/2019

2.3.2 Domestic and Industrial Hot Water

A. The existing domestic cold-water piping system shall be evaluated and determine the size and condition for future use.
B. The entire existing piping system shall be purged and disinfected per AWWA C651 or AWWA C652.
C. There will be one stub-out at the riser for future connection.

2.3.3 Sanitary and Industrial Waste and Vent Systems

A. The existing underground sanitary and industrial waste systems will remain. The existing above ground sanitary and industrial waste systems shall be evaluated and determine the size and condition for future use.
B. A sample port shall be provided outside the building for the industrial waste.
C. The existing below ground equalization tank shall be capped abandoned in place.

2.3.4 Natural Gas System

A. The existing natural gas piping system shall be evaluated and determine the size and condition for future use.
B. The existing gas meter shall remain.

2.3.5 De-Ionized Water – Vertical Loop will be included in shell design

A. The DI piping system shall be purged and disinfected.

2.3.6 Laboratory Vacuum

A. The existing laboratory vacuum piping system will be removed and replaced.
B. There will be one stub-out at the riser for future connection.

2.3.7 Laboratory Dry Compressed Air

A. The existing laboratory compressed air piping system will be removed and replaced. The extent of the demolition of the existing system shall be based upon the number and capacity of laboratory vacuum utilizing equipment to be programmed for the facility as part of the TI scope of work.
B. There will be one stub-out at the riser for future connection.

2.3.8 Roof/Storm Drain

A. Existing roof drains and roof drain piping will remain in place.
B. Storm drains serving new deck areas will be designed per 2016 CPC Chapter 11, with a rainfall rate of 1.5(in/hr).
C. Roof/Storm drain system shall be sloped at 1%.

## 2.4 PLUMBING FIXTURES AND EQUIPMENT

2.4.1 Floor drain and floor sinks

A. Floor drains and floor sink in mechanical rooms will remain in place.

2.4.2 Air Compressor, Laboratory Vacuum and De-Ionized Water Skid.

BASIS OF DESIGN
Warm Shell
**3545 Cray Court**
Spectrum V
Date: 6/3/2019

A. Existing equipment including air compressor, laboratory vacuum and de-ionized water skid will be provided in central mechanical yard.

### 2.4.3 Domestic Hot Water

A. The existing domestic hot water system will be removed and replaced with new domestic water heater and storage tank.

### 2.4.4 Industrial Hot Water

A. The existing industrial hot water system will be removed and replaced with new industrial water heater and storage tank.

Schedule 4

Shell and Tenant Improvement Responsibility Matrix
The following table dictates how the cost of Landlord’s Work will be allocated between Landlord and Tenant. Core & Shell as used herein refers to the structure, envelope, elevators, and egress stairs.

DESCRIPTION	ALLOCATION
	Provided by Landlord at Landlord’s Cost	Provided by Tenant at Tenant’s Cost or Excess TI Allowance	Provided by Landlord as part of Tenant Improvements
GENERAL
Building Core & Shell certified by the USGBC at no less than LEED Gold (N/A for existing building)	N/A
160 parking stalls (12 stalls stripped)	X
Permits & Fees
Building Site, Core & Shell Permit & Fees	X
All Tenant Improvement Related Permits & Fees			X
SITEWORK
Sidewalks, curbs, landscaping and asphalt parking.	X
Tele/Data conduits to main point of entry (MPOE) for local exchange carrier (if service requested is not existing already)			X
Domestic sanitary sewer to the building with connection to street lateral	X
Lab waste sewer points of connection to sanitary sewer.			X
Restoration of existing exterior hazardous material storage shed(s)			X
Main site storm drain utilities	X
SDG&E primary electrical service to U/G pull section & meter main	X
SDG&E gas service to meter & pressure regulator.	X
Domestic water service with connection at the street lateral.	X
Fire Water service to hydrants and building riser with connection at the street lateral	X
Trash Enclosure and Concrete Pad with gate	X
Existing exterior loading area to remain	X
Depressed Service Yard existing to remain with overhead screening element.	X
Irrigation water & distribution lines and existing water feed to service yard (existing to remain)	X
Domestic water bibs on roof & site as deemed necessary by LL for maintenance and convenience.	X
Landlord may allow tenant to insert utility feeds in LL’s trench, if such accommodation is coordinated, approved by design team, utilities & LL and has no impact to the LL’s shell & core building schedule.
	X		X
LANDSCAPING
Site softscape including landscaping and irrigation service to include location, species and sizes of trees, shrubs and groundcovers.	X
Site hardscape including walkways, driveways, curbing, patios, and exterior lighting.	X
STRUCTURE
Structural steel and reinforced concrete decks with live load capacity of 100 psf	X
Concrete pads for base building equipment such as the main electrical meter, air handlers, exhaust fans, chillers, and pumps, etc.	X
Concrete pads in and on the structure for tenant specific building equipment			X
Shaft openings for base building utility risers.	X
Shaft openings for tenant utility risers in addition to base building			X
Miscellaneous metal items and/or concrete pads for base building equipment.	X
Miscellaneous metal items and/or concrete pads for Tenant equipment.			X
ROOFING
Class ‘A’ roofing system.	X
Roof penetrations for base building equipment & systems.	X
Roofing penetrations for Tenant equipment.			X
EXTERIOR
Closure aluminum break metal piece from the inside face of perimeter exterior windows to concrete slab.	X
Water-tight base building exterior, including waterproofing sub grade vertical walls and vapor barrier under the below grade slab.	X
Base building entrances.	X
Building mounted Tenant signage in accordance with City of San Diego rules and regulations.		X
Roof screen designed to obscure all rooftop equipment; design, material and location to be approved by LL (N/A within Prop D overlay)			N/A
COMMON AREAS
First floor finished lobby.	X
First floor toilet rooms with tile floors and tile wet walls. Solid surface lavatory counters with integral sinks. Toilet room partitions and accessories shall be SS or similar upgraded finish.	X
Lower Level shower rooms shall utilize finishes similar to building toilet rooms.	X
Code required bicycle storage in subgrade space	X
Walls in exit stairways and Base Building utility rooms shall have a final paint finish.	X
Metal railings in all exit stairways.	X
Code required signage for all base building rooms.	X
Janitor’s closets in core areas.	X
Main Electrical Room and MPOE rooms.	X
Electrical closets in core areas.			X
IDF connected to MPOE.			X
Common doors, frames & hardware at main entry, shell exit stairs, Loading Dock, Trash Enclosure (gates) Main Electric Room, MPOE Room, & Elevator Machine Room(s).	X
Tenant Premises interior doors, frames, and hardware. Including main entry door to suite.			X
Tenant Premises HVAC Rooms			X
ELEVATORS
One passenger elevators with 3,500 lb. capacity	X
One (1) 5,000 lb. capacity service elevator with 4’-6” wide by 8’ high door.	X
Upgraded elevator cab finishes above manufacturer’s standard.			X
WINDOW TREATMENT
Furnish and install Base Building window treatment, including blocking for window treatment. Window treatments are to be MechoShades or equal for all windows.			X
Window sills, as applicable			X
TENANT AREAS
Basement Vivarium and Mechanical Areas (N/A to current scope of project)		X
Basement System Engineering and Storage Areas			X
Basement Shipping and Receiving Areas			X
Drywall at inside face of exterior walls			X
Finishes at inside face of exterior walls			X
Finishes at inside face at Tenant side of core partitions			X
Toilet rooms within Tenant Premises			X
Electrical closets within Tenant Premises			X
Tenant Tel/data rooms			X
Tenant break or kitchen areas			X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout.			X
Wire shelving & chemical racking systems		X
Fixed casework.			X
Laboratory Equipment including, but not limited to biosafety cabinets, autoclaves, glasswashers, bioreactors, rackwashers & associated steam generators.		X
Chemical Fume Hoods, bench fume hood, lab casework.			X
Fixtures, Furniture, Equipment (FF&E) and Appliances. Appliances may include dishwashers, garbage disposals and other common items.		X
Shaft enclosures for base building systems’ risers.	X
Shaft enclosures for Tenant risers within allocated space in the main vertical Base Building shafts.			X
All interior code required signage for Tenant Premises.			X
All wayfinding signage and tenant specific signage for branding purposes.		X
FIRE PROTECTION
Control area fire proofing at underside of elevated decks. No fireproofing required at roof.	X
Fire service entrance including fire department connection, alarm valve, and flow protection.	X
Exit stair distribution piping and sprinkler heads.	X
Primary distribution adequate to support ordinary hazard	X
All lateral piping, drop heads, and related equipment within Tenant Premises.			X
Modification of sprinkler branch and main piping and head locations to suit Tenant layout & hazard index.			X
Specialized extinguishing systems.			X
Preaction dry-pipe systems (if required).			X
Fire extinguishers required per SS&C permit drawings.	X
Fire extinguisher cabinets at Tenant Premises.			X
PLUMBING
Domestic Water service with site backflow prevention to building entry.	X
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer.			X
Core restroom plumbing fixtures compliant with accessibility requirements.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements.			X
Water riser for lab use and reduced pressure backflow preventer.	X
Industrial hot water generation for Tenant use.			X
Industrial water distribution within Tenant Premises.			X
Roof storm drainage system.	X
Sanitary Waste and vent service for core areas.	X
Sanitary Waste and vent risers serving Tenant Premises.			X
Sanitary Waste and vent distribution serving Tenant Premises.			X
Lab waste and vent pipe risers	X
Lab waste and vent pipe distribution serving Tenant Premises.			X
Hot water generation for restroom.			X
Central lab air compressor (if in excess of pro rata share for existing air compressor on site)			X
Compressed air vertical pipe riser.	X
Compressed air pipe distribution in Tenant Premises for specific points of use.			X
Central lab vacuum system (if in excess of pro rata share for existing air compressor on site)			X
Vacuum vertical pipe riser.	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use.			X
3000L Micro Bulk Nitrogren Tank	X
Nitrogen vertical pipe riser.	X
Nitrogen pipe distribution in Tenant Premises for specific points of use.			X
Temperate water generator (N/A given local domestic water temperature)		X
Temperate water pipe risers (N/A given local domestic water temperature)		X
Temperate water pipe distribution in Tenant Premises. (N/A given local domestic water temperature)			X
RO/DI water generator (if in excess of pro rata share for existing RO/DI generator on site)		X
RO/DI water vertical pipe riser.	X
DI water pipe distribution in Tenant Premises for specific points of use.			X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above.		X
NATURAL GAS
Natural gas service, pressure regulator and meter sized for Tenant equipment.	X
Natural gas service for electric power generating equipment.			X
Natural gas service to Base Building boilers.	X		X
Natural gas pipe distribution to tenant program areas			X
HEATING, VENTILATION, AIR CONDITIONING
Central water-cooled chilled water plant. Chiller and Cooling Towers provided.	X
Chilled water pipe risers	X
Chilled water pipe distribution serving Tenant Premises.			X
Condenser water pipe distribution from Chiller to Cooling Tower	X
Central gas fired condensing boiler plant	X
House steam system (if required)		X
Heating Hot water pipe risers.	X
Heating Hot water pipe distribution within Tenant Premises.			X
4- pipe fan coil units within Tenant Premises.			X
4- pipe fan coil units within core areas.	X
Building Management System (BMS) for Base Building Infrastructure.	X
BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant Infrastructure.			X
Air handling units.	X
Vertical supply air duct distribution.	X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.			X
Laboratory exhaust and fans (Located in mechanical well)	X
Vertical exhaust air duct risers.	X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.			X
Restroom exhaust for restrooms within Tenant Premises.			X
Electric room ventilation system for main building electrical closets.	X
Electric room ventilation system for electrical closets within Tenant Premises.			X
Sound attenuation for Tenant equipment.			X
Additional/dedicated cooling for Tenant requirements.		X
ELECTRICAL
Uninterruptable Power System (UPS)		X
Electrical utility service to main meter section and house panel in main electrical room.	X
480/277v, main switchboard(s) after shell section			X
Existing standby power generators (if in excess of pro rata share for existing generator on site)			X
Existing automatic transfer switch for life safety loads on generator for base building loads.	X
Automatic transfer switch for Tenant emergency power.			X
Distribution within Tenant Premises for Tenant loads, as well as for base building critical systems			X
Lighting and power distribution for site lighting	X
Lighting and power distribution for Lobby & Restroom areas within core area.	X
Lighting and power distribution for Tenant Premises.			X
Shell area life safety emergency lighting/signage.	X
Tenant Premises life safety emergency lighting/signage.			X
Tenant panels, transformers, and distribution equipment			X
FIRE ALARM/SUPPRESSION
Base expandable fire alarm system at elevators & garage.	X
Building fire alarm system with devices in core areas.	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system.			X
Vertical fire riser.	X
NFPA compliant wet fire suppression system throughout tenant space.			X
Specialty dry suppression system for IDF or server rooms.		X
TELEPHONE/DATA
Underground local service provider conduit to MPOE room for copper and fiber optic service (if service requested is not existing already) Existing services include Spectrum, Century Link, and ACC/AT&T.
X
Tenant tele/data rooms.			X
Pathways from MPOE room directly into Tenant tele/data rooms			X
Tel/Data cabling from MPOE room to Tenant tele/data room			X
Fiber optic service for Tenant use		X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers.		X
Audio visual systems		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed.		X
SECURITY
Card access at Building exterior entries.	X
Card access into or within tenant Premises on separate Tenant installed and managed system.		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system.		X
Manned security station in lobby		X

Schedule 5

Schedule of Critical Dates
Subgrade / Annex / Sitework

*Tenant Improvement
Schematic Design Complete	9/05/2019 (Followed by 5 day review and approval)
Design Development Complete (Includes signed off Reflected ceiling plan) Tele-Data Design Complete (By Mirati) AV Design Complete (By Mirati) Security Design Complete (By Mirati)	9/27/2019 (Followed by 5 day review and approval)
City Permit Submittal Complete (Submit for plan Check)	10/28/2019 (Followed by 5 day review and approval)

*Review and approval dates are to be business days.

If any of the stages noted above (e.g., Space Plan, Schematics etc.) is not finalized and approved by Tenant and Landlord within the applicable 5, 10 or 15-day period noted above after initial delivery to Tenant for review, then each day thereafter until applicable stage is finalized shall constitute Tenant Delay (unless the failure to complete such stage resulted from Landlord’s failure to provide a response within the required time period).

EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE
This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated August __, 2019 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.
IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.
TENANT:
MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By:
Its:

LANDLORD:
ARE-SD REGION NO. 38, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
        a Maryland corporation,
        general partner
By:
Its:

EXHIBIT E TO LEASE
Rules and Regulations
1.    The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
2.    Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.    Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
4.    Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
5.    If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, if the planned boring or cutting of wires could affect Building Systems serving other tenants of the Project, no boring or cutting of wires will be permitted. Landlord agrees to use reasonable good faith efforts to respond any request by Tenant relating to the boring or cutting of wires that could affect Building Systems serving other tenants, within 5 business days of Tenant’s written request. Any such installation or connection shall be made at Tenant’s expense.
6.    Tenant shall not install or operate any steam or gas engine or boiler in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
7.    Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
8.    Tenant shall maintain the Premises free from rodents, insects and other pests.
9.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
10.    Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
11.    Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
12.    Except as expressly permitted pursuant to the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
13.    All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.
14.    No auction, public or private, will be permitted on the Premises or the Project.
15.    No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
16.    The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
17.    Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
18.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
19.    Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
20.    Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project with respect to Building Systems to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord.  Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY
None.

EXHIBIT G TO LEASE
TENANT MAINTENANCE OBLIGATIONS

Maintenance Responsibilities	TENANT	ARE
Exterior / Site
Landscaping		✓
Pest control (exterior)		✓
Parking lot sweeping		✓
Project security (nightly rounds)		✓
Parking lot lighting		✓
Exterior monument and footpath lighting		✓
Landscape irrigation		✓
Exterior window washing		✓
Roof inspections		✓
Domestic backflow preventor certification - Industrial / Domestic		✓
Domestic backflow preventor certification - Fire		✓
Building Interior and Central Plant
Cold Rooms	✓
Autoclaves	✓
Glassware washers	✓
RO/DI laboratory water systems		✓
Laboratory Milli-Q	✓
House Air compressor		✓
House Vacuum pump		✓
Laboratory gas distribution systems	✓
Emergency eyewash and shower stations	✓
Internal UPS units	✓
Elevators		✓
Elevator phone lines		✓
Fire extinguisher inspection / certification	✓
Fire sprinkler system		✓
Fire alarm system (and phone lines)		✓
Building HVAC equipment		✓
Smoke fire dampers		✓
Access controls		✓
CCTV		✓
Janitorial (In Premesis)	✓
I/R Testing of electrical systems		✓
Emergency Generator (inc. DEH and APCD Permits)		✓
Central Plant - chillers, boilers, cooling towers, pumps, etc.		✓
Water Treatment		✓
Building Management System (DDC)		✓
Tenant Equipment monitoring (Alarms to freezers, incubators, etc.)	✓

EXHIBIT H TO LEASE
CONTROL AREAS

SPECTRUM V- MIRATI THERAPEUTICS
14 AUGUST 2019
CONTROL AREA PLAN
SCALE: N/A

UPPER LEVEL CONTROL AREA 2

This portion is part of
Control Area 2
Mirati Suite
33% of Control Area 1

MAIN LEVEL CONTROL AREA 1

ALEXANDRIA.
DGA

EXHIBIT I TO LEASE
RESERVED PARKING

EXISTING FIRE LANE
LIMIT OF WORK
2 STORY BUILDING
OVER
1 STORY BASEMENT
EXISTING REFUSE & RECYCLING
EXISTING GARAGE ENTRY
EXISTING GENERATOR
6
TOTAL OF (x6)
SURFACE STALLS
RESERVED/STRIPPED
EXISTING STRUCTURE TO REMAIN
(E) MECHANICAL WELL
OPEN TO BELOW
CRAY COURT

## PARKING TABULATIONS

| | TOTAL RESERVED PARKING STALLS | TOTAL COMMON AREA PARKING STALLS | TOTAL PARKING PROVIDED |
|---|---|---|---|
| L2 SUITE - MIRATI PARKING | 12 | 150 | 162 |

01 site plan

EXHIBIT J TO LEASE
SIGNAGE

OWNER / MANAGER

ALEXANDRIA®

MIRATI THERAPEUTICS

PROJECT

3545 CRAY COURT, SAN DIEGO CA 92121

SIGN EXHIBITS - 6 / 10 / 19

GLANZ SIGNING+GRAPHICS

8630 PRODUCTION AVE.
SAN DIEGO, CA 92121

PH 858.578.8487
FX 858.578.5488

LIC. #494347

DESIGN / BUILD

WALL SIGN
MONUMENT SIGN
3545 CRAY COURT
SAN DIEGO CA 92121
CRAY COURT

GLANZ
SIGNING+GRAPHICS

8630 PRODUCTION AVE.
SAN DIEGO, CA 92121
858.578.8487
LIC. #494347

© Glanz Signing & Graphics, Inc. 2014 - All ideas, designs, arrangements, & plans indicated or represented by all drawings in this set are owned by & are property of Glanz Signing & Graphics, Inc., & were created and developed for use on and in connection with the specific project. None of such ideas, designs, arrangements or plans shall be used or disclosed to any person, firm, or corporation for any purpose whatsoever without the written permission of Glanz Signing & Graphics.

| Project: ARE - 3545 Cray Court | Page Title: Site Plan | Date: 6 / 10 / 19 | Quantity: 1 Each | Approval: ☐ As Is ☐ With Changes | Page: 1 |
|---|---|---|---|---|---|
| Job No: Proof / Drawn By: SPM | Sign Type: A / B | Scale: NTS | No. of Sides/Faces: 1 | Signature: | |

monument example

10'-3" FOOTING
10'-0" SIGN
6'-0" TENANT AREA
2'-6" (TENANT AREA)
3'-0"
14"
12"
1"
8"
20"
FULL ALEXANDRIA LOGO PAINTED TO MATCH MP "CRESTAR GREY" MP18237 SATIN FINISH
ENLARGED ALEXANDRIA LOGO PAINTED TO MATCH MATTHEWS MP18082 SATIN FINISH.
FABRICATED ALUMINUM CANTED SIGN BODY PAINTED TO MATCH MATTHEWS "SILVER METALLIC" MP18091 ALL SIDES SATIN FINISH
1" FABRICATED ALUMINUM SHOULDER PAINTED ALL SIDES TO MATCH MATTHEWS MP18133 SATIN FINISH W/ POLISHED FRONT EDGE.
ALEXANDRIA.
3545
MIRATI Therapeutics
POURED CONCRETE FOOTING W/ EASED EDGES TROWELED SMOOTH.
TYPESET COPY TO BE WHITE ACRYLIC PUSH-THROUGH FROM PIERCE CUT ALUMINUM FACES. INTERNALLY ILLUMINATED.
NOTE: TENANT RESPONSIBLE FOR PRODUCTION AND COST OF THEIR OWN TENANT LISTING ON LANDLORD MONUMENT. LAYOUT SUBJECT TO LANDLORD APPROVAL USING PROJECT TYPESTYLE.
TENANT CABINET TO BE INTERNALLY ILLUMINATED USING WHITE LED'S. PAINTED TO MATCH MATTHEWS "CRESTAR GREY" MP18237 SATIN FINISH.
A END VIEW SCALE: 1" = 1'-0"
B END VIEW SCALE: 1" = 1'-0"
ELEVATION SCALE: 1" = 1'-0"

**NOTE:** TYPICAL DESIGN OF SIGN FOR EXAMPLE ONLY, FINAL COPY, PROPORTIONS, FINISHES, & DESIGN SUBJECT TO CHANGE PER LANDLORD & PROJECT OBJECTIVES. OWNERSHIP TO PROVIDE STUBBED POWER TO LOCATION IF ILLUMINATED. SIGN(S) TO CONFORM TO GENERAL CITY OF SAN DIEGO SIGN REGULATIONS, AND ANY ESTABLISHED P.I.D. SPECIFIC PLANS THAT MAY BE RECORDED.

GLANZ SIGNING+GRAPHICS
8630 PRODUCTION AVE.
SAN DIEGO, CA 92121
858.578.8487
LIC. #494347

© Glanz Signing & Graphics, Inc. 2014 - All ideas, designs, arrangements, & plans indicated or represented by all drawings in this set are owned by & are property of Glanz Signing & Graphics, Inc., & were created and developed for use on and in connection with the specific project. None of such ideas, designs, arrangements or plans shall be used or disclosed to any person, firm, or corporation for any purpose whatsoever without the written permission of Glanz Signing & Graphics.

| Project: ARE - 3545 Cray Court | | Page Title: Monument Sign | Date: 6 / 10 / 19 | Quantity: 1 | Approval: ☐ As Is ☐ With Changes | Page: 2 |
|---|---|---|---|---|---|---|
| Job No: Proof | Drawn By: SPM | Sign Type: A | Scale: 1" = 1' - 0" | No. of Sides/Faces: 2 | Signature: | |

# wall sign example

REVERSE CHANNEL NON-ILLUMINATED EXAMPLE

KROLL ONTR

REVERSE CHANNEL HALO LIT EXAMPLE

SINCE 1851

CHANNEL FACE LIT EXAMPLE

QUELLE

**WALL SIGN EXAMPLE**

PROPOSED FACE LIT CHANNEL LETTERS/LOGO INTERNALLY ILLUMINATED USING LED'S & TRABNSLUCENT PURPLE VINYL FACES. CONFIRM ACCESS, POWER HOOK-UP AND CONSTRUCTION. (SEE PHOTO EXAMPLES ALTERNATIVE METHODS THIS PAGE).

ESTIMATED WALL SIGN SIZE: 4' X 18'-6" = 74 SQ. FT.

MIRATI

**STREET FACING ELEVATION (SOUTHWEST)**

**NOTE - BUILDING WALL SIGNAGE:** SIZE, QUANTITY AND FABRICATION TECHNIQUES TBD PER BUILDING LOCATION. OWNERSHIP TO PROVIDE STUBBED POWER TO LOCATION IF ILLUMINATED. SIGN(S) TO CONFORM TO GENERAL CITY OF SAN DIEGO SIGN REGULATIONS, AND ANY ESTABLISHED P.I.D. SPECIFIC PLANS THAT MAY BE RECORDED.

2 1/4"
1/4"
ALUMINUM CHANNEL PAINTED RETURN.
1/4" (PROUD) WHITE ACRYLIC LETTER FACES BONDED SEAMLESSLY TO 1/2" ACRYLIC INSERT. CHANNEL & ACRYLIC FACE TO PAIR UP W/ MIN. OVERLAP ON LETTER FORM.
1/2" ACRYLIC INSERT
COOL WHITE LED'S

**FACE LIT TRIMLESS RETAINER - SECTION**
SCALE: FULL SIZE

**EXAMPLE**

GLANZ SIGNING+GRAPHICS

8630 PRODUCTION AVE.
SAN DIEGO, CA 92121
858.578.8487
LIC. #494347

© Glanz Signing & Graphics, Inc. 2014 - All ideas, designs, arrangements, & plans indicated or represented by all drawings in this set are owned by & are property of Glanz Signing & Graphics, Inc., & were created and developed for use on and in connection with the specific project. None of such ideas, designs, arrangements or plans shall be used or disclosed to any person, firm, or corporation for any purpose whatsoever without the written permission of Glanz Signing & Graphics.

| Project: | | Page Title: | Date: | Quantity: | Approval: ☐ As Is ☐ With Changes | Page: |
|---|---|---|---|---|---|---|
| ARE - 3545 Cray Court | | Building Wall Signage | 6 / 10 / 19 | TBD | | 3 |
| Job No: Proof | Drawn By: SPM | Sign Type: B | Scale: NTS | No. of Sides/Faces: 1 | Signature: | |

# building directory example

DIRECTORY
1
Geosyntec Consultants 100
ALBE Pharma 145
Escosystems Associates 150
Regulus Genopics 180
2
MIRATI
THERAPEUTICS
200

ELEVATION
SCALE: 3/4" = 1'-0"

1"
1/2"

PLAN VIEW
SCALE: 1/8" = 1"

45"
42"
4 1/2"
"DIRECTORY" ROUTED FROM FACE OF ACRYLIC BLOCK, 1/16" DEEP
44"
44"
DIRECTORY
1
Geosyntec Consultants 100
ALBE Pharma 145
Escosystems Associates 150
Regulus Genopics 180
2
MIRATI
THERAPEUTICS
200
1/4" ULTRA-CLEAR (LOW IRON) TEMPERED GLASS W/ FINISHED EDGES & HOLES FOR STANDOFFS
1/2" P95 CLEAR ACRYLIC W/ EASED EDGES & SANDED RETURNS, BACK-PAINTED WHITE
3M DARK GREY VINYL COPY & RULES APPLIED TO GLASS SURFACE
SATIN ALUMINUM STANDOFF W/ 3/4" SECURITY CAP (MADE FOR GLASS SURFACES)
1" THICK ACRYLIC W/ ROUTED CHANNELS

BUILDING DIRECTORY EXAMPLE
SCALE: 1/8" = 1"

GLANZ SIGNING+GRAPHICS

8630 PRODUCTION AVE.
SAN DIEGO, CA 92121
858.578.8487
LIC. #494347

© Glanz Signing & Graphics, Inc. 2014 - All ideas, designs, arrangements, & plans indicated or represented by all drawings in this set are owned by & are property of Glanz Signing & Graphics, Inc., & were created and developed for use on and in connection with the specific project. None of such ideas, designs, arrangements or plans shall be used or disclosed to any person, firm, or corporation for any purpose whatsoever without the written permission of Glanz Signing & Graphics.

| Project: ARE - 3545 Cray Court | | Page Title: Building Lobby Directory | Date: 6 / 10 / 19 | Quantity: 1 | Approval: ☐ As Is ☐ With Changes | Page: 4 |
|---|---|---|---|---|---|---|
| Job No: Proof | Drawn By: SPM | Sign Type: C | Scale: NTS | No. of Sides/Faces: 1 | Signature: | |

EXHIBIT K TO LEASE
FIRST FLOOR SPACE PLAN

# Mirati Therapeutics

Spectrum V - Main Level

August 8, 2019

Mirati Chemistry Suite

ALEXANDRIA

DGA planning | architecture | interiors

EXHIBIT L TO LEASE
LOWER LEVEL SPACE PLAN

Mirati Therapeutics

Spectrum V - Ground Level

August 8, 2019

OFFICE
COLLAB
BREAK
COPY
OFFICE
OFFICE
HUDDLE
TENANT LOBBY
THRU LOBBY
SMALL CONF.
TENANT LOBBY
SMALL CONF
HUDDLE
OPEN OFFICE
COLLAB
BREAK
COLLAB
COPY
OFFICE
OFFICE
OFFICE
MEDIUM CONF
OFFICE
OFFICE
MECHANICAL
OPEN OFFICE
LAB
JAN/ STOR
WELL
LAB
LAB SUPP.
LAB SUPP.
IDF
ELEC
SHIPPING RECEIVING
(E) STAIR
STORAGE
IDF/ ELEC
LAB SUPP.
LAB SUPP.
MEN
WOMEN
MECH
ELEV
ELEV
LAB SUPP.
STAIR

ALEXANDRIA

DGA planning | architecture | interiors

EXHIBIT M TO LEASE
STORAGE

Mirati Therapeutics

Spectrum V - Ground Level

August 8, 2019

OFFICE
COLLAB
BREAK
OFFICE
OFFICE
HUDDLE
SMALL CONF.
COLLAB
BREAK
COLLAB
COPY
OFFICE
OFFICE
OFFICE
MEDIUM CONF
COPY
TENANT LOBBY
THRU LOBBY
TENANT LOBBY
OFFICE
OFFICE
MECHANICAL
OPEN OFFICE
SMALL CONF.
HUDDLE
OPEN OFFICE
LAB
JAN/ STOR
WELL
LAB
LAB SUPP.
LAB SUPP.
IDF
ELEC
SHIPPING RECEIVING
(E) STAIR
STORAGE
IDF/ ELEC
LAB SUPP.
LAB SUPP.
MEN
WOMEN
MECH
ELEV
ELEV
LAB SUPP.
STAIR
MIRATI CAGE
MIRATI HAZMAT SHED
MIRATI STORAGE RM

ALEXANDRIA

DGA planning | architecture | interiors